UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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AMYRIS, INC.

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5885 Hollis Street, Suite 100

Emeryville, California 94608

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Amyris, Inc., to be held on Monday July 26, 2021, at 2:00 p.m. Pacific Time, via live webcast. The special meeting will be held entirely online. You will be able to attend and participate in the special meeting online by visiting www.proxydocs.com/AMRS, where you will be able to listen to the meeting live, receive responses to any questions that were submitted ahead of the meeting, and vote.

We look forward to your attending either virtually online or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Nicole Kelsey

General Counsel and Secretary

AMYRIS, INC.

5885 Hollis Street, Suite 100

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held virtually on July 26, 2021

Dear Amyris stockholder:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Amyris, Inc., a Delaware corporation (“Amyris” or the “Company”), will be held on Monday July 26, 2021, at 2:00 p.m. Pacific Time, via live webcast. In order to attend the Special Meeting, stockholders must pre-register by visiting www.proxydocs.com/AMRS. At the Special Meeting, our stockholders will be asked to consider and vote upon:

Proposal 1 — Approval of (x) the issuance to John Melo, our President and Chief Executive Officer, of a performance-vesting restricted stock unit award (the “CEO PSU”) representing the right to receive up to 6,000,000 shares of our common stock under our 2020 Equity Incentive Plan (the “2020 Plan”) based on the achievement of four specified stock price performance metrics over a four-year period and (y) the waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021.

Proposal 2 — Approval of the amendment of our 2020 Plan (the “Amended EIP”) to increase the number of shares authorized for issuance by 2,750,000 shares, subject to the approval by our stockholders of Proposal 1 of this Proxy Statement.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The Board has fixed the record date for the Special Meeting as June 4, 2021. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the meeting as well as at the virtual meeting.

We are using the Internet as our primary means of furnishing proxy materials to our stockholders, instead of mailing printed copies. By doing so, we save costs and reduce our impact on the environment. We will instead mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials, and vote, online. The Notice also provides information on how stockholders can obtain paper copies of our proxy materials.

Your vote is important, regardless of the number of shares of our stock that you own. Whether or not you plan to attend our Special Meeting, it is important that your shares are represented and voted. We encourage you to submit your proxy as soon as possible by internet, by telephone, or by signing and returning all proxy cards or instruction forms provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 26, 2021: this Proxy Statement is available at www.proxydocs.com/AMRS.

BY ORDER OF THE BOARD,

Nicole Kelsey

General Counsel and Secretary

Emeryville, California

June 15, 2021

AMYRIS, INC.

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

Information About the Meeting, Meeting Materials, Voting and Proxies

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (“Amyris,” the “Company,” “we,” “our” and similar terms), is asking for your proxy for use at a special meeting of stockholders (the “Special Meeting”) and at any adjournments or postponements thereof. We are holding a virtual Special Meeting on Monday, July 26, 2021 at 2:00 p.m. Pacific Time. We intend to first send this proxy statement and the accompanying proxy card to stockholders entitled to vote at the Special Meeting on or about June 15, 2021.

INFORMATION REGARDING SOLICITATION AND VOTING

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse brokers, banks and other custodians, nominees and fiduciaries (“Intermediaries”) for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 26, 2021

The Securities and Exchange Commission’s “Notice and Access” rule provides that companies must include in their mailed proxy materials instructions as to how stockholders can access Amyris’s proxy statement and other soliciting materials on the Internet, a listing of matters to be considered at the SPECIAL meeting, and instructions as to how shares can be voted. Accordingly, we intend to send a Notice of Internet Availability of Proxy Materials (the “Notice’) on or about June 15, 2021 to most of our stockholders who owned our common stock at the close of business on June 4, 2021. The Notice includes instructions on how you can access our proxy statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the SPECIAL meeting, and instructions as to how your shares can be voted. Most stockholders will not receive a printed copy of the proxy materials unless they request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

The proxy materials, including this Proxy Statement, and a means to vote your shares are available at www.proxydocs.com/AMRS. You will need to enter your unique control number located on your proxy card, Notice or voting instruction form (as applicable) in order to view the materials and vote.

QUESTIONS AND ANSWERS

Who can vote at the Special Meeting?

The Board set June 4, 2021 as the record date for the Special Meeting. If you owned shares of our common stock as of the close of business on June 4, 2021, you may attend and vote your shares at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

What is the quorum requirement for the Special Meeting?

The holders of a majority of our outstanding shares of common stock as of the record date must be present or represented by proxy at the Special Meeting in order for there to be a quorum, which is required to hold the Special Meeting and conduct business. As of the record date of June 4, 2021, there were 295,555,034 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent). If there is no quorum, the holders of a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

You will be counted as present at the Special Meeting if you attend and are entitled to vote at the Special Meeting, or you have properly submitted a proxy card or voter instruction form, or you have voted by telephone or over the Internet. Abstentions will be counted for the purpose of determining the presence of a quorum. As there are no “routine” matters being voted on, there will be no broker non-votes (as described below).

What proposals will be voted on at the Special Meeting?

There are two proposals scheduled to be voted on at the Special Meeting:

Proposal 1 — Approval of (x) the issuance to John Melo, our President and Chief Executive Officer (“CEO”), of a performance-vesting restricted stock unit award (the “CEO PSU”) representing the right to receive up to 6,000,000 shares of our common stock under our 2020 Equity Incentive Plan (the “2020 Plan”) based on the achievement of four specified stock price performance metrics over a four-year period and (y) a one-time waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021.

Proposal 2 — Approval of the amendment of our 2020 Plan (the “Amended EIP”) to increase the number of shares authorized for issuance by 2,750,000 shares, subject to the approval by our stockholders of Proposal 1 of this Proxy Statement.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting. We will also consider any other business that properly comes before the Special Meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction form will vote the shares they represent using their best judgment.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR approval of Proposal 1.

•	FOR approval of Proposal 2.

How can I attend and vote at the meeting?

In consideration of public health concerns relating to the COVID-19 pandemic, the Special Meeting will be held virtually; you will not be able to attend the Special Meeting in person. If your shares of Amyris common stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services, you are considered to be the stockholder of record with respect to those shares (“Registered Holder”). As the stockholder of record, you have the right to vote virtually ‘in person’ at the meeting.

If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name (“Beneficial Holder”). As the Beneficial Holder, you are also invited to attend the meeting. However, since a Beneficial Holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the meeting. The meeting will be held virtually on Monday, July 26, 2021 at 2:00 p.m. Pacific Time.

To attend the meeting, you must pre-register no later than July 26, 2021, 2:00 p.m. Pacific Time by visiting www.proxydocs.com/AMRS and using your unique control number provided in your Notice, proxy card or voting instruction form (as applicable). Upon completing your pre-registration, you will receive instructions via email, including your unique weblink to access the meeting. Upon accessing the meeting, you will find a voting option on the landing page. If you have submitted your votes prior to the meeting and wish to change your vote, you may do so when you access the virtual meeting.

How can I ask questions during the meeting?

During the pre-registration process, you will be able to submit questions for the question and answer session that will immediately follow the adjournment of the Special Meeting. We will answer pre-submitted questions that comply with the meeting rules of conduct, subject to time constraints. We will not be able to answer any questions that will not be submitted in the pre-registration process.

How can I vote my shares without attending the meeting?

Whether you hold shares as a Registered Holder or a Beneficial Holder, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail according to the instructions above.

What happens if I do not give specific voting instructions?

If you are a Registered Holder and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

If you are a Beneficial Holder and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive specific instructions from you on how to vote your shares on a non-routine matter, the Intermediary will not be able to vote on any of the matters at the

Special Meeting with respect to your shares. Therefore, if you do not provide specific voting instructions, it will not affect the outcome of Proposals 1 and 2, which require a majority of votes properly cast in person or by proxy.

Which proposals are considered “routine” and which are considered “non-routine”?

The approvals of Proposals 1 and 2 are considered non-routine matters under applicable rules, and as such, an Intermediary cannot vote without instructions on non-routine matters.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting. The inspector of election will separately count “For” and “Against” votes, and abstentions. Abstentions will not count toward the vote totals for Proposals 1 and 2. As there are no “routine” matters being voted on, there will be no broker non-votes.

What is the vote required to approve each of the Board’s proposals?

•

Proposal 1 — Approval of the CEO PSU. This proposal must receive a “For” vote from the holders of a majority of the shares of common stock casting votes on this proposal at the Special Meeting. Abstentions will not count toward the vote total for this proposal, and therefore, will not affect the outcome of this proposal.

•

Proposal 2 — Approval of the Amended EIP. This proposal must receive a “For” vote from the holders of a majority of the shares of common stock casting votes on this proposal at the Special Meeting. Abstentions will not count toward the vote total for this proposal, and therefore, will not affect the outcome of this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the closing of the polls at the Special Meeting. If you are a Registered Holder, you may do this by signing and submitting a new proxy card with a later date, by using the Internet or voting by telephone (either of which must be completed before the closing of the polls at the Special Meeting — your latest telephone or Internet proxy is counted). Attending the Special Meeting will not revoke your proxy unless you specifically request that your proxy be revoked. If you are a Beneficial Holder, you must contact that Intermediary directly to revoke any prior voting instructions.

How can I find out the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects”, “continue”, and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; the ongoing impact of the COVID-19 pandemic on our business, financial condition and results of operations; our lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; our inability to continuously retain our senior management personnel which is essential to the success of our business; and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included or incorporated by reference in this Proxy Statement, whether as a result of new information, future events, or otherwise.

Proposal 1 —

Approval of CEO PSU

General

The Board is asking Amyris’s stockholders to approve (i) the grant to John Melo, our President and CEO, of a performance-vesting restricted stock unit award (the “CEO PSU”) representing the right to receive up to 6,000,000 shares of our common stock under our 2020 Equity Incentive Plan (the “2020 Plan”) based on the achievement of four specified stock price performance metrics over a four-year period and (ii) a one-time waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021.

The Board’s primary objective in designing the CEO PSU is to help Amyris grow and achieve its mission, which will facilitate the creation of significant stockholder value. The main reasons that the Board recommends that stockholders approve the CEO PSU are:

•	The CEO PSU strengthens Mr. Melo’s incentives and further aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation;

•	The incentives created by the CEO PSU will further ensure Mr. Melo’s continued leadership of Amyris over the long term; and

•	The stock price conditions for vesting of the CEO PSU will promote Mr. Melo’s continued focus on Amyris’s performance, growth and sustainability to drive enhanced stockholder returns.

Upon approval of this Proposal 1 by stockholders and immediately prior to the effectiveness of the CEO PSU, the performance-based stock option to purchase up to 3,250,000 shares of our common stock granted to Mr. Melo in 2018 (the “2018 CEO PSO”) described in the “Executive Compensation” section below, will be automatically cancelled and forfeited. The performance metrics of the 2018 CEO PSO have not been achieved and cannot be achieved prior to the conclusion of its term, due to changes in the Company’s business, as further described below.

Background of the CEO PSUs

As of May 31, 2021, Mr. Melo beneficially owned (i) 293,392 shares of common stock, (ii) 350,000 restricted stock units (“RSUs”), all of which were unvested as of May 31, 2021, and (ii) options exercisable within 60 days of May 31, 2021 for the purchase of 137,559 shares of common stock, representing in the aggregate less than 1% of our outstanding common stock as of such date. Please refer to the “Executive Compensation” section below for additional information regarding outstanding equity awards held by Mr. Melo.

Taking into account Mr. Melo’s existing ownership interests and the Board’s belief that equity incentives are a critical compensation element to align management interests with that of Amyris’s stockholders, the Board and the Leadership, Development, Inclusion, and Compensation Committee of the Board (the “LDICC”) have engaged in extensive discussions regarding additional equity compensation for Mr. Melo.

These discussions covered each of the various considerations in deciding to approve the CEO PSUs, including, among other things:

•	The reasons for granting the CEO PSU;

•

The EBITDA performance metrics included in the 2018 CEO PSO no longer align with the Company’s current revenue growth strategy or the Company’s strategic priorities and as a result, no shares under the 2018 CEO PSO have vested or will vest;

•

The criticality of Mr. Melo to the Company’s long-term growth and success and the desire to incentivize and motivate Mr. Melo to continue to lead Amyris over the long-term, taking into consideration that the 2018 CEO PSO no longer provides its intended retention or performance incentive, and to create significant stockholder value in doing so;

•	How to structure an award in a way that would further align the interests of Mr. Melo and Amyris’s other stockholders;

•	What performance milestones should be used in the award;

•	What the total size and form of the award should be and how that would translate into increased ownership and value for Mr. Melo; and

•	How to balance the risks and rewards of any new award.

Throughout this process, the LDICC consulted with Compensia, Inc. (“Compensia”), its independent compensation consultant, and Fenwick & West LLP, its outside counsel, and also conferred with Mr. Melo.

After engaging in this extended process and arriving at terms for additional equity awards to which the Board, the LDICC and Mr. Melo agreed, and concluding that such awards would motivate and incentivize Mr. Melo to continue to lead the management of Amyris over the long-term to drive Amyris’s growth, performance and sustainability, the Board, upon recommendation of the LDICC, and subject to obtaining the approval of Amyris’s stockholders, (i) approved the grant of the CEO PSU as detailed below; (ii) approved a one-time waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021; and (iii) approved the amendment to our 2020 Plan described below in Proposal 2, subject to the approval of Proposal 1. In addition, the CEO PSU is subject to the cancellation and forfeiture of the 2018 CEO PSO.

Whether or not our stockholders approve the CEO PSU, the Board or LDICC may grant additional equity awards to Mr. Melo in their discretion in accordance with the terms of our 2020 Plan.

In addition, on May 18, 2021, the LDICC approved a special grant to Mr. Melo, in recognition of his extraordinary efforts in negotiating, structuring and consummating certain transformative transactions for the Company in the first quarter of 2021, of a $400,000 cash bonus and RSUs with a grant date value of $2,000,000 vesting immediately.

Vote Required and Board Recommendation

This proposal must receive a “For” vote from (i) the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the special meeting in person or by proxy (the “Bylaws Standard”) and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Mr. Melo cast in person or by proxy at the special meeting (the “Disinterested Standard”). Abstentions will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 1

Summary of the CEO PSUs

Overview & Purpose of CEO PSU

On May 19, 2021, the Board, upon recommendation of the LDICC, approved the grant to Mr. Melo of the CEO PSU, contingent upon approval by our stockholders of (i) the CEO PSU as set forth in this Proposal 1 and (ii) a one-time waiver of the annual per-person award limit under the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021, as set forth in this Proposal 1. In addition, the CEO PSU is subject to the cancellation and forfeiture of the 2018 CEO PSO.

Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting performance-based RSUs will incentivize Mr. Melo in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation. To that end, because the 2018 CEO PSO has not vested and no longer has potential to vest prior to the conclusion of its performance period, it no longer provides the intended incentive and retentive value for our CEO, whose leadership is critical to guide Amyris through an unprecedented period of growth, transformation and innovation, including strategic partnerships and new brand launches. In addition, the LDICC reviewed the size and vesting schedule for the remaining unvested portion of all other outstanding equity awards held by our CEO, and determined that they were likewise insufficient to effectively incentivize performance and retention. The Board and LDICC also reviewed special CEO performance-based equity awards approved by other public companies as a reference point for determining the size and terms of the CEO PSU.

The Board and the LDICC considered at length which performance measures would both meaningfully drive Amyris’s performance and create significant stockholder value. The Board and the LDICC considered a variety of factors, including, our continued growth, the highly competitive and dynamic synthetic biotechnology industry, and the difficulty of predicting future performance in such an environment. In establishing the stock price-based performance metric, the Board and the LDICC took into consideration a variety of factors, including Amyris’s growth trajectory. Accordingly, the Board and the LDICC concluded that a performance measure requiring the sustained achievement of increasing share prices over a four-year performance period best enables Amyris to incentivize Mr. Melo over a longer-term horizon and align his success with that of our stockholders. The Board and LDICC believe the selected structure and terms of the CEO PSU (as described in detail below) will motivate our CEO to perform against challenging and reasonably aggressive targets in alignment with our stockholders and will reward him for taking actions today that will create value for our stockholders for years to come. If our stockholders approve this Proposal 1, the CEO PSU will be automatically granted on the first business day of the week following the week in which this Proposal 1 is approved by our stockholders. If our stockholders do not approve this Proposal 1, the CEO PSU will not be granted, nor will the amendment of the 2020 Plan under Proposal 2 be effectuated.

Material Terms of the Proposed CEO PSU

The principal terms of the CEO PSU are summarized below. This summary is not a complete description of the CEO PSU, and it is qualified in its entirety by reference to the complete text of the form of CEO PSU agreement, which is attached as Addendum A to this proxy statement.

CEO PSU Total Shares. The total number of shares of Amyris common stock underlying the CEO PSU will be 6,000,000. The total number of shares underlying the CEO PSU is equivalent to approximately 2% of the total number of shares of our common stock outstanding as of May 31, 2021 (assuming for this purpose that all shares underlying the CEO PSU have been issued). The value of the CEO PSU based on Amyris’s closing price on June 1, 2021 is $87,300,000.

Pursuant to this Proposal 1, stockholders are also being asked to approve a one-time waiver of the annual per-person award limit under Section 3 the 2020 Plan of 4,000,000 shares with respect to the CEO PSU and all other awards representing the right to receive shares of our common stock under our 2020 Plan that may be granted to the CEO in calendar year 2021.

Equity Type. The CEO PSU is a performance-vesting RSU award that will be granted pursuant to our 2020 Plan and the form of CEO PSU agreement attached as Addendum A to this proxy statement. Mr. Melo will receive compensation from the CEO PSU only to the extent that Amyris achieves the applicable stock price-based performance milestones.

Date of Grant. If Proposal 1 is approved by our stockholders, the CEO PSU will be automatically granted on the first business day of the week following the week in which Proposal 1 is approved by our stockholders.

Performance Metrics & Vesting. The CEO PSU will be eligible to vest if Amyris achieves four separate stock price-based performance metrics (each, a “Stock Price Metric”) from the date of grant through July 1, 2025 (the “Performance Period”) and any portion of the CEO PSU for which performance is achieved will vest subject to Mr. Melo’s continued service as our CEO (“CEO Service”) with certain limited exceptions, as discussed below.

Stock Price Performance Metrics. The CEO PSU is divided into four equal tranches as described in the Performance Metrics Table below (each a “Tranche”). If the Target Volume Weighted Average Price, or VWAP, as described below, applicable to a Tranche is achieved during the Performance Period, that Tranche’s shares will become eligible to vest subject to Mr. Melo’s CEO Service on the applicable vesting dates, as discussed below. The shares underlying any Tranche for which performance has been achieved and that are eligible to vest over time are referred to as “Eligible RSUs.”

Performance Metrics Table
Tranche	Target VWAP	Total Tranche RSUs	Earliest Vesting Commencement Date
1 “Tranche 1”	$22.00	1,500,000 RSUs	Not Applicable
2 “Tranche 2”	$27.00	1,500,000 RSUs	July 1, 2023
3 “Tranche 3”	$32.00	1,500,000 RSUs	July 1, 2024
4 “Tranche 4”	$37.00	1,500,000 RSUs	July 1, 2025

	Total:	6,000,000 RSUs

The Stock Price Metric for a Tranche is achieved if the volume weighted average price, or VWAP, of our common stock for both a 120 trading day period and the 30 trading period ending on the final day of the 120 trading day period equal or exceed the Target VWAP set forth in the Performance Metrics Table for such Tranche during the Performance Period. The Tranches will be measured separately and multiple Tranches may be achieved simultaneously.

The Board or the LDICC will certify whether the Stock Price Metric for any Tranche has been met.

The Target VWAP will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO PSU.

As further discussed above, the Board and the LDICC consider the Stock Price Metrics to be a challenging hurdle. The Board and LDICC included the Stock Price Metrics to drive enhanced stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests.

Time-Based Vesting Following Achievement of the Stock Price Metric. Upon the Board’s or LDICC’s certification of achievement of a Tranche’s Stock Price Metric, 25% of the shares in such Tranche will vest with the remaining 75% vesting over three subsequent quarters. For all but the first of the four Tranches, vesting will commence no earlier than “Earliest Vesting Commencement Date” for such Tranche set forth in the Performance Metrics Table above. If the Stock Price Metric is achieved after the Earliest Vesting Commencement Date, the vesting schedule will commence on the next occurring July 1, October 1, January 1 or April 1. For the first Tranche only, upon achievement of the Stock Price Metric, the vesting schedule will commence on the next occurring July 1, October 1, January 1 or April 1.

Employment Requirement for Continued Vesting. Mr. Melo must be providing CEO Services at the time of the achievement of a Tranche’s Stock Price Metric to be eligible to vest in the resulting Eligible RSUs. Mr. Melo must be employed by Amyris, as its CEO or in another employment position, on each applicable time-based vesting date following the achievement of the applicable Stock Price Metric.

Termination of Employment. Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO PSU if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO PSU following the date of his termination.

Change of Control of Amyris. If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO PSU will not automatically accelerate.

In the event of a change of control, the performance under the CEO PSU will be determined as of the change of control. For this change of control determination, a Stock Price Metric relating to any Tranche that has not yet been achieved prior to the change of control shall be deemed achieved if the per share price (plus the per share fair market value of any other consideration) received by the Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Metric. To the extent a Stock Price Metric for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based RSUs”), and such COC Time-Based RSUs will vest in four equal installments, with the first installment vesting upon the later of the date of the change of control and the Earliest Vesting Commencement Date applicable to such Tranche as set forth in the Performance Metrics Table above and quarterly thereafter (except that the first Tranche shall commence vesting on the date of the change of control and quarterly thereafter), subject to Mr. Melo’s continuous CEO Service on each such vesting date.

Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then-unvested Eligible RSUs and then-unvested COC Time-Based RSUs will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the terms of Mr. Melo’s Executive Severance Plan, adopted on November 6, 2013 and his related Participation Agreement thereunder, as amended on May 30, 2018.

To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically immediately prior to closing of the change of control and never shall become vested.

The 2020 Plan provides that any or all outstanding awards issued thereunder, including the CEO PSU (if approved), may be continued, assumed or substituted (including, but not limited, with payment in cash) by the successor or acquiring corporation (if any) in a change of control of Amyris. If the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO PSU in connection with a change of control, 100% of Mr. Melo’s then-unvested Eligible RSUs and then-unvested COC Time-Based RSU shall accelerate and become vested effective immediately prior to the change of control.

The treatment of the CEO PSU upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.

Tax Withholding. Unless determined otherwise by the LDICC in advance of any vesting date, the tax withholding obligations owed upon settlement of any portion of the CEO PSU will be paid by a “broker-assisted” or “same-day sale.”

Clawback. In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”) that results in a decline of the trading prices of Amyris’s common stock below the Stock Price Metrics and it is determined to be necessary to complete such a restatement prior to December 31, 2028, Amyris may require forfeiture (or repayment, as applicable) of the portion of the CEO PSU in excess of what would have been earned or paid based on the restated financial results (whether or not the CEO remains an employee of Amyris at such time).

Accounting and Tax Considerations of Proposed CEO PSU

Accounting Consequences. We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards, as discussed in more detail in Note 12, “Stock-based Compensation” of  “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the CEO PSU prior to the date on which they are granted following approval by our stockholders, if such approval occurs. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for an option or other award. Accordingly, the CEO PSU would result in the recognition of stock-based compensation expense over the term of the award as the tranches thereof become probable of vesting as determined pursuant to ASC Topic 718.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the CEO PSU under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Melo remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Melo will depend upon his future individual circumstances.

Tax Effect for Mr. Melo. Mr. Melo will not have taxable income upon the grant of the CEO PSU, or upon stockholder approval of the awards, if such approval occurs. If and when Mr. Melo vests and is settled in any portion of the CEO PSU, he will recognize ordinary income in an amount equal to the fair market value (on the settlement date) of the Amyris shares issued upon settlement of the CEO PSU. Any taxable income recognized in connection with the settlement of the CEO PSU by Mr. Melo will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for Amyris. We will not be entitled to a material tax deduction in connection with the CEO PSU. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant vests and settles in an RSU, and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our CEO and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Melo always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Melo vests and is settled in any portion of the CEO PSU, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Melo from the settlement of the CEO PSU.

Proposal 2 —

Amendment of 2020 Equity Incentive Plan

General

The Board is asking Amyris’s stockholders to approve an amendment of the 2020 Equity Incentive Plan (the “2020 Plan”) to increase the number of shares that may be issued thereunder by 2,750,000 as described in this Proposal 2, subject to our stockholders approving “Proposal 1 — Approval of CEO PSU,” which provides for the grant of a performance-vesting restricted stock unit award (the “CEO PSU”) under our 2020 Plan to John Melo, our President and CEO. If the CEO PSU is not approved by our stockholders, the 2020 Plan will not be amended. Conversely, if the CEO PSU is approved by our stockholders, it will be granted to Mr. Melo even if the 2020 Plan amendment is not approved by our stockholders.

Our 2020 Plan allows us to grant equity awards (including stock options and RSUs) to our employees, officers and directors. The purpose of the 2020 Plan is to provide incentives to attract, retain and motivate persons whose present and potential contributions are important to the success of Amyris by offering them an opportunity to participate in the Company’s future performance through the grant of awards.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our headquarters is based in the San Francisco Bay Area where we must compete with many companies for a limited pool of talented people. The Board, the LDICC, and Company management all believe that equity compensation is essential to maintaining a balanced and competitive compensation program, has been integral to the Company’s success in the past, and is vital to its ability to achieve strong performance in the future.

Our stockholders approved our 2020 Plan on August 14, 2020. On May 18, 2021, in light of the proposed grant of the CEO PSU and to provide for additional shares of common stock to be available for the grant of equity awards to our employees, officers and directors following the grant of the CEO PSU, the LDICC approved an amendment of the 2020 Plan to increase the number of shares of our common stock available for grant and issuance thereunder by 2,750,000 shares, subject to stockholder approval of this Proposal 2.

As described in “Proposal 1 — Approval of CEO PSU,” the Board, upon recommendation of the LDICC, has approved the grant to Mr. Melo of the CEO PSU, and approved a one-time waiver of the annual per-participant award limit for Mr. Melo with respect to grants made in calendar year 2021, including the CEO PSU, subject to stockholder approval of Proposal 1. As discussed in Proposal 1, the CEO PSU is also contingent on the cancellation and forfeiture of the performance-based stock option to purchase up to 3,250,000 shares of our common stock granted to Mr. Melo in 2018 (the “2018 CEO PSO”). Upon the cancellation and forfeiture of the 2018 CEO PSO, and pursuant to the terms of the 2020 Plan, the 3,250,000 shares will be available for grant under the 2020 Plan. Our request for an increase of 2,750,000 shares under the 2020 Plan takes into consideration the return of the 2018 CEO PSO shares as well as the new CEO PSU. If our stockholders do not approve Proposal 1, the CEO PSU will not be granted, nor will the amendment of the 2020 Plan under this Proposal 2 be effectuated.

In addition, but not subject to or contingent upon the approval of either the CEO PSU or the amendment to the 2020 Plan, (i) the Board will grant Han Kieftenbeld, Amyris’s Chief Financial Officer (“CFO”), a performance-vesting restricted stock unit award representing the right to receive up to 300,000 shares of our common stock under the 2020 Plan on substantially the same terms as the CEO PSU, (ii) on May 18, 2021, the LDICC approved the grant to Eduardo Alvarez, Amyris’s Chief Operating Officer (“COO”), of a performance-vesting restricted stock unit award representing the right to receive up to 600,000 shares of our common stock under the 2020 Plan subject to the achievement of certain highly strategic operational goals prior to December 31, 2022.

As of May 31, 2021, the Company has outstanding approximately 1,469,662 options to purchase common shares and 5,675,087 unvested RSUs. As of May 31, 2021, the Company’s outstanding stock options have a weighted average per share exercise price of $6.12 and a weighted average remaining contractual term of 9.32 years. Accordingly, our approximately 7,144,749 outstanding stock options and RSUs (not including awards under our employee stock purchase plan) plus 2,750,000 shares proposed to be available for future grant under our 2020 Plan (not including under our employee stock purchase plan) represent approximately 3.4% of our outstanding shares as of May 31, 2021. The closing market price of our common stock on June 1, 2021 was $14.55.

Purpose of the Amendments to the 2020 Equity Incentive Plan

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to grow our business. After carefully forecasting our anticipated growth, hiring plans and retention strategy, we believe that the current shares available for grant under the 2020 Plan, after taking into account both the cancellation and forfeiture of the 2018 CEO PSO plus the grant of the CEO PSU, may be insufficient to meet our near-term needs. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly harm our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

The Board believes that an increase in the number of shares of our common stock available for grant and issuance under the 2020 Plan is advisable to enable the Company to continue to grant equity-based awards at competitive levels required to attract, motivate and retain key executives and employees in our industry. If the CEO PSU is approved by our stockholders pursuant to Proposal 1, we believe that without an increase in the shares available for grant and issuance under the 2020 Plan, we would need to reduce our equity award targets, and that such a decrease could adversely affect our ability to recruit and retain employees.

If approved by stockholders, the amended 2020 Plan will be effective on the date of stockholder approval. We intend to register the additional shares authorized under the amended 2020 Plan under the Securities Act. If our stockholders do not approve the amendment to the 2020 Plan, the shares available for grant and issuance under the 2020 Plan will not increase by 2,750,000 shares (but will be subject to automatic increase as described below).

The proposed increase to the shares available for grant is the only change proposed for the 2020 Plan.

Vote Required and Board Recommendation

This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the special meeting in person or by proxy. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 2

Description of the 2020 Plan

The following is a summary of the principal features of the 2020 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2020 Plan. It is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached hereto as Addendum B.

Background

The Board adopted the 2020 Plan on March 19, 2020, it became effective on June 22, 2020 (following approval by the stockholders at the 2020 annual meeting and upon expiration of the 2010 Equity Incentive Plan (the “2010 EIP”), as defined below (“Effective Date”)) and it will terminate 10 years thereafter. On May 18, 2021, in light of the proposed grant of the CEO PSU and to provide for additional shares of common stock to be available for the grant of equity awards to our employees, officers and directors following the grant of the CEO PSU, the LDICC approved an amendment of the 2020 Plan to increase the number of shares of our common stock available for grant and issuance thereunder by 2,750,000 shares, subject to stockholder approval of this Proposal 2. The 2020 Plan provides for the grant of incentive stock options (“ISOs”) intended to qualify for favorable tax treatment under Section 422 of the Code for their recipients, non-statutory stock options (“NSOs”), restricted stock awards, stock bonuses, stock appreciation rights, RSUs and performance awards, as described below.

Administration

The 2020 Plan is administered by the LDICC, all of the members of which are non-employee directors under applicable federal securities laws and outside directors (with respect to awards granted prior to November 2, 2017) as defined under applicable federal tax laws. The LDICC acts as the plan administrator and has the authority to construe and interpret the plan, grant awards, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the plan (subject to the limitations set forth in the 2020 Plan).

Share Reserve

The 2020 Plan initially reserved 9,896,751 shares of our common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards granted under such 2020 Plan, corresponding to the reserved shares not issued or subject to outstanding grants under the terminated 2010 EIP on the Effective Date, and also includes:

•	shares that are subject to stock options or other awards granted under the 2010 EIP that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date;

•	shares issued under the 2010 EIP before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited;

•	shares issued under the 2010 EIP that are repurchased by the Company at the original issue price;

•

shares that are subject to stock options or other awards under the 2010 EIP that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award;

•

shares that are subject to issuance upon exercise of an option or stock appreciation right granted under the 2020 Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares that are subject to awards granted under the 2020 Plan that are forfeited or are repurchased by the Company at the original issue price;

•	shares that are subject to awards granted under the 2020 Plan that otherwise terminate without such shares being issued; and

•	shares that are surrendered pursuant to an exchange program.

To the extent an award under the 2020 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2020 Plan. Shares used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2020 Plan. Shares that otherwise become available for grant and issuance shall not include shares subject to awards that initially became available because of the substitution clause in the 2020 Plan.

The number of shares available for grant and issuance under the 2020 Plan is subject to increase on January 1 for each of the calendar years during the term of the 2020 Plan by an amount equal to the lesser of (1) five percent of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board in its discretion.

If both Proposal 1 and Proposal 2 are approved by our stockholders, the number of shares of our common stock available for grant and issuance under the 2020 Plan will be increased by 2,750,000 shares. If Proposal 1 not approved by our stockholders, the 2020 Plan will not be amended. Conversely, if Proposal 1 is approved by our stockholders, the CEO PSU will be granted to Mr. Melo even if Proposal 2 is not approved by our stockholders and the 2020 Plan is not amended.

Equity Awards

The 2020 Plan permits us to grant the following types of awards:

Stock Options. The 2020 Plan provides for the grant of ISOs and NSOs. ISOs may be granted only to our employees or employees of our subsidiaries and affiliates. NSOs may be granted to eligible employees, consultants and directors or any of our parent, subsidiaries or affiliates. We are able to issue no more than 30,000,000 shares pursuant to the grant of ISOs under the 2020 Plan. The LDICC determines the terms of each option award, provided that ISOs are subject to statutory limitations. The LDICC also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than 100% (or 110% in the case of recipients of ISOs who hold more than 10% of our stock on the option grant date) of the fair market value of our common stock on the date of grant.

Options granted under the 2020 Plan vest at the rate specified by the LDICC and such vesting schedule is set forth in the stock option agreement to which such stock option grant relates. Generally, the LDICC determines the term of stock options granted under the 2020 Plan, up to a term of ten years (or five years in the case of ISOs granted to 10% stockholders).

After the option holder ceases to provide services to us, he or she is able to exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months. If an option holder is terminated for cause (as defined in the 2020 Plan), then the option holder’s options will expire on the option holder’s termination date or at such later time and on such conditions as determined by the LDICC. In all other cases, the vested option will generally remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the LDICC may impose. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. The LDICC determines the price of a restricted stock award. Unless otherwise set forth in the award agreement, vesting will cease on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or subject to repurchase by us.

Stock Bonus Awards. A stock bonus is an award of shares of our common stock for past or future services to us. Stock bonuses can be granted as additional compensation for performance and, therefore, are issued in exchange for cash. The LDICC determines the number of shares to be issued as stock bonus and any restrictions on those shares. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. Unless otherwise set forth in the award agreement, vesting ceases on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or are subject to repurchase by us.

Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. Stock appreciation rights may vest based on time or achievement of performance goals.

Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance goals. If the RSU has not been forfeited, then on the date specified in the RSU agreement we will deliver to the holder of the RSU shares of our common stock, cash or a combination of our common stock and cash as specified in the applicable RSU agreement.

Performance Awards. A performance award is an award of a cash bonus or a bonus denominated in shares or units that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock).

Performance Criteria

The LDICC may establish performance goals by selecting from one or more of the following performance criteria: profit before tax; sales; expenses; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); balance of cash, cash equivalents and marketable securities, cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; completion of an identified special project; completion of a joint venture or other corporate transactions; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; employee satisfaction; employee retention; customer indicators and/or satisfaction; new product invention or innovation; research and development milestones; attainment of research and development milestones; improvements in productivity; bookings; working-capital targets and changes in working capital; attainment of operating goals and employee metrics; and any other metrics as determined by the LDICC. The LDICC may provide for one or more equitable adjustments to the performance criteria to preserve LDICC’s original intent regarding such criteria at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.

Repricing Prohibited

Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the 2020 Plan. Such prohibited repricing includes substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.

Change in Control

If we undergo a Corporate Transaction (as defined in the 2020 Plan), the 2020 Plan provides that the successor company (if not Amyris, in which case all outstanding awards will continue) may assume, convert, replace or substitute outstanding awards for substantially equivalent awards. Outstanding awards that are not so assumed, converted, replaced or substituted will become fully vested and exercisable, as applicable, immediately prior to the consummation of the Corporate Transaction (unless otherwise set forth in the applicable award agreement).

Transferability of Awards

Unless the LDICC provides otherwise, the 2020 Plan does not allow for the transfer of awards, other than by will or the laws of descent and distribution, and generally only the recipient of an award may exercise it during his or her lifetime.

Eligibility

The individuals eligible to participate in the 2020 Plan include employees, officers, directors, consultants, independent contractors and advisors of Amyris or any parent, subsidiary or affiliate of ours, provided the consultants, independent contractors, advisors and directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of May 31, 2021, we had 5 executive officers, 10 non-employee directors and approximately 640 other employees who were eligible to participate in the 2020 Plan.

Payment for Purchase of Shares of our Common Stock

Payment for shares of our common stock purchased pursuant to the 2020 Plan may be made in cash or by check or, where approved by the LDICC and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement): (1) by cancellation of indebtedness; (2) by surrender of shares; (3) by waiver of compensation due or accrued for services rendered; (4) through a broker-assisted sale or other cashless exercise program; (5) by any combination of the foregoing; or (6) by any other method permitted by law and approved by the LDICC.

Limit on Awards

Under the Amended 2020 Plan, during any calendar year, no participant is eligible to receive more than 4,000,000 shares of our common stock pursuant to the grant of awards. If Proposal 1 is approved by our stockholders, the annual per-participant award limit for Mr. Melo with respect to grants made in calendar year 2021 (including the CEO PSU) will be waived.

Grants to Non-Employee Directors

Grants to non-employee directors are eligible to receive any type of award offered under the 2020 Plan except ISOs. No non-employee director may receive awards under the 2020 Plan that, when combined with cash compensation received for service as a non-employee director, exceeds $500,000 in value (as described below) in any calendar year. Awards under the 2020 Plan may be granted to non-employee directors, may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

Amendment and Termination

The Board is permitted to amend or terminate the 2020 Plan at any time, subject to stockholder approval where required. Unless terminated earlier in accordance with its terms, the 2020 Plan will terminate ten years from June 22, 2020.

New Plan Benefits

Our named executive officers and members of our Board have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2020 Plan. In addition, but independent of this Proposal 2, upon approval of Proposal 1 by our stockholders, our CEO will receive the CEO PSU under the 2020 Plan and the annual per-participant award limit for Mr. Melo with respect to grants made in calendar year 2021 (including the CEO PSU) will be waived.

As discussed in further detail in the section entitled “Director Compensation” below, under our current non-employee director compensation program and subject to approval by our Board, each non-employee director will receive an annual equity award consisting of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, plus the non-executive Board Chairman, if any, will receive an additional annual award of 7,300 RSUs. These awards are expected to be granted in August 2021, and unless our current non-employee director compensation program is modified, our non-employee directors will receive the same awards in 2022.

The following table shows, in the aggregate, the dollar value of shares subject to stock options or RSUs that have been committed to be granted under the 2020 Plan regardless of whether Proposal 2 is approved by our stockholders.

Name and Position	Dollar Value(1)	Number of Shares of Stock or Units (#)
John Melo, President and Chief Executive Officer(2)	$87,300,000	6,000,000
Han Kieftenbeld, Chief Financial Officer and Chief Administration Officer(3)	$4,365,000	300,000

(1)	Based upon the closing price of our common stock on June 1, 2021.
(2)	Please see “Proposal 1 — Approval of CEO PSU” below for information regarding the CEO PSU proposed to be granted to Mr. Melo under the 2020 Plan, subject to stockholder approval of Proposal 1.
(3)	This award shall be subject to substantially the same terms and conditions as the CEO PSU, as described in “Proposal 1 — Approval of CEO PSU.”

Except as set forth above, it is not possible to determine the benefits that will be received by participants in the 2020 Plan, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of the Board or LDICC. Neither the Board nor the LDICC have approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2020 Plan.

Historical Plan Benefits Table

Our CEO, other named executive officers, current executive officers as a group, current non-employee directors as a group, and employees (excluding executive officers and directors) as a group have been granted equity awards under the 2020 Plan, over the life of the 2020 Plan, excluding shares underlying options or awards that were granted under the 2020 Plan, but expired, unexercised or were canceled, through May 31, 2021, as follows:

Name and Position	Number of Underlying Awards(1)
John Melo, President and Chief Executive Officer	149,365
Han Kieftenbeld, Chief Financial Officer and Chief Administration Officer	300,000
Eduardo Alvarez, Chief Operating Officer	800,000
Nicole Kelsey, General Counsel and Secretary	130,000
All executive officers (4 persons)	1,379,365
All non-employee directors (10 persons)	58,888
All employees (excluding executive officers)	6,044,756

Equity Compensation Plan Information

The following table shows certain information concerning our common stock reserved for issuance in connection with our 2005 Stock Option/Stock Issuance Plan, our 2010 Equity Incentive Plan, our 2020 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan, all as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities to be issued upon vesting of outstanding restricted stock units	Number of securities remaining available for future issuance under equity compensation plans(1)(2)
Equity compensation plans approved by security holders	6,502,096	$7.64	7,043,909	5,782,707
Equity compensation plans not approved by security holders	—	—	—	—

Total	6,502,096	$7.64	7,043,909	5,782,707

(1)

Includes 5,287,852 shares reserved for future issuance under our 2020 Equity Incentive Plan 494,855 shares reserved for future issuance under our 2010 Employee Stock Purchase Plan. No shares are reserved for future issuance under our 2005 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

(2)

Effective January 1, 2021, the number of shares available for future issuance under our 2020 Plan was increased by 12,247,572 shares pursuant to the automatic increase provision contained in the 2020 Plan and the number of shares available for future issuance under our 2010 Employee Stock Purchase Plan was increased by 42,077 shares, in each case pursuant to automatic increase provisions contained in the respective plans. The automatic increase provision of the 2010 Employee Stock Purchase Plan is discussed above. The number of shares reserved for issuance under the 2020 Plan increases automatically on January 1 of each year starting with January 1, 2021, by a number of shares equal to 5% of the Company’s total outstanding shares as of the immediately preceding December 31. However, the Board or LDICC retains the discretion to reduce the amount of the increase in any particular year.

U.S. Federal Income Tax Consequences

The information set forth below is only a summary and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Only U.S. federal income tax consequences are addressed, and no state, local, or non-U.S. tax consequences of the 2020 Plan are discussed. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under an award. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code, and the timely satisfaction of our tax reporting obligations.

Non-statutory Stock Options

Generally, there is no taxation upon the grant of an NSO. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the option holder is or has been employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Incentive Stock Options

The 2020 Plan provides for the grant of stock options that qualify as incentive stock options, as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share of common stock received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share of common stock and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share of common stock received on exercise of an ISO before the end of the required holding period (a “disqualifying disposition”), the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share of common stock on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share of common stock on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, recognized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share of common stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. We are not required to withhold taxes for the ordinary income arising from a disqualifying disposition.

The amount by which the fair market value of a share of stock received on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share of common stock in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share received on exercise of an ISO is increased by the amount of the adjustment with respect to that share of common stock for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share of common stock received on exercise of an ISO that is disposed of after the required holding period. If there is a disqualifying disposition of a share of common stock, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations.

Restricted Stock Unit Awards

Generally, a participant that is granted RSUs that are structured to comply with the requirements of Section 409A of the Code or an exemption from Section 409A will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares. Such income generally will be subject to withholding taxes.

To comply with the requirements of Section 409A of the Code, the shares of our common stock underlying RSUs may generally be delivered only upon one of the following events: a fixed calendar date (or dates), the participant’s separation from service, death or disability, or a change in control. If delivery occurs on another date, unless the RSUs otherwise comply with or qualify for an exemption from the requirements of Section 409A of the Code, the participant will owe a 20% federal tax plus interest on any taxes owed, in addition to the ordinary income tax described above.

The participant’s basis for determining gain or loss upon the disposition of shares received under RSUs will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock are delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Restricted Stock Awards

Generally, a participant will recognize ordinary income at the time restricted stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received (e.g., the participant is required to work for us for a period of time to transfer or sell the stock), the participant generally will not recognize income until the stock vests, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it vests over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days following his or her receipt of the restricted stock to recognize ordinary income as of the date the participant receives the restricted stock equal to the excess, if any, of the fair market value of the restricted stock on the date the stock is granted over any amount paid by the participant for the stock.

The participant’s basis for the determining gain or loss upon the subsequent disposition of restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when it vests.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Stock Appreciation Rights

Generally, there is no taxation upon the grant of a stock appreciation right. On exercise, a participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Section 162 Limitations on Tax Deductibility of Compensation Expense

Section 162(m) of the Code generally limits the amount a public company can deduct in any one year for compensation paid to certain executive officers in excess of $1 million. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017, and RSUs granted prior to April 1, 2015, will continue to be deductible pursuant to this transition rule.

The LDICC continues to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and reserves discretion to approve or modify equity grants under the 2020 Plan that are non-deductible when it believes that such payments are appropriate to attract and retain executive talent. Accordingly, we expect that a portion of our future equity awards to executive officers will not be deductible.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of May 31, 2021, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.

Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 294,999,360 shares of our common stock outstanding on May 31, 2021 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Foris Ventures, LLC(1)	90,615,358	30.7
FMR LLC(2)	18,442,566	6.3
Farallon Entities(3)	17,500,000	5.9
DSM International B.V.(4)	16,701,210	5.7
Vivo Capital LLC(5)	11,639,929	3.9
Directors and Named Executive Officers:
John Melo(6)	605,951	*
John Doerr(1)(7)	94,248,336	31.9
Geoffrey Duyk(8)	21,964	*
Philip Eykerman(9)	19,330	*
Frank Kung(5)(10)	11,649,861	3.9
James McCann(11)	6,972	*
Steven Mills(12)	21,780	*
Lisa Qi	—	—
Julie Washington	—	—
Patrick Yang(13)	56,058	*
Eduardo Alvarez(14)	268,940	*
Han Kieftenbeld(15)	42,187	*
Nicole Kelsey(16)	127,713	*
All Directors and Executive Officers as a Group(17)	107,069,092	36.3

*	Less than 1%.
(1)

Includes 3,778,230 shares of common stock issuable upon exercise of certain warrants held by Foris. Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by Foris. The address for Foris is 751 Laurel Street #717, San Carlos, California 94070.

(2)	The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(3)

According to the Schedule 13G/A filed with the SEC on February 16, 2021, Farallon Partners, L.L.C. (“Farallon General Partner”), as the general partner of Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P., and Farallon Capital (AM) Investors, L.P., had shared voting and dispositive power over 16,651,633 shares held directly held by such Farallon entities. Farallon Institutional GP V, L.L.C. (“FCIP V General Partner”), as general partner of Four Crossings Institutional Partners V, L.P., had shared voting and dispositive power over 746,299 shares. Farallon F5 (GP), L.L.C. (“F5MI General Partner”), as general partner of Farallon Capital F5 Master I, L.P., had shared voting and dispositive power over 848,367 shares. As managing member or senior managing member of Farallon General Partner and manager or senior manager of FCIP V General Partner and F5MI General Partner, Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly each had shared voting and dispositive power over the shares held by the Farallon Entities. The address for Farallon Entities is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(4)

DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(5)

Director Frank Kung is a founding member of Vivo Capital LLC (together with its affiliates, “Vivo”) and a voting member of the general partner of Vivo entities that hold our common stock, Series D Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(6)

Shares beneficially owned by Mr. Melo include (i) 175,000 RSUs vesting within 60 days of May 31, 2021 and (ii) 137,559 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.

(7)

Shares beneficially owned by Mr. Doerr include (i) 90,615,358 shares of common stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 3,333,333 shares of common stock beneficially owned by Perrara Ventures, LLC, in which Mr. Doerr indirectly owns all of the membership interests, (iii) 567 shares of common stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iv) 278,882 shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power and (v) 12,398 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.

(8)	Shares beneficially owned by Dr. Duyk include 8,132 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(9)

Shares beneficially owned by Mr. Eykerman include 11,665 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(10)

Shares beneficially owned by Dr. Kung include (i) 11,639,929 shares of common stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power and (ii) 9,932 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris common stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.

(11)	Shares beneficially owned by Mr. McCann include 4,216 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(12)	Shares beneficially owned by Mr. Mills include 6,932 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(13)	Shares beneficially owned by Dr. Yang include 12,531 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(14)	Shares beneficially owned by Mr. Alvarez include 30,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(15)	Shares beneficially owned by Mr. Han include 48,458 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(16)	Shares beneficially owned by Ms. Kelsey include 48,458 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of May 31, 2021.
(17)	Shares beneficially owned by all of our executive officers and directors as a group include the shares of common stock described in footnotes 6 through 16 above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes and analyzes the compensation policies, arrangements and decisions for our named executive officers in 2020 and should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement. We believe our existing compensation policies, arrangements and decisions are consistent with our compensation philosophy and objectives discussed below and align the interests of our named executive officers with our short-term and long-term business objectives. During 2020, our named executive officers were:

•	John Melo, our President and Chief Executive Officer (our “CEO”)

•	Han Kieftenbeld, our Chief Financial Officer (our “CFO”)

•	Eduardo Alvarez, our Chief Operating Officer (our “COO”)

•	Nicole Kelsey, our General Counsel and Secretary (our “GC”)

Compensation Philosophy and Objectives and Elements of Compensation

The primary objectives of our executive compensation program in 2020 were to:

•	Attract, retain, and motivate highly talented employees that are key to our success;

•	Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

•	Link compensation to individual, team, and company performance (as appropriate by employee level);

•	Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

•	Provide exceptional pay for delivering exceptional results.

Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to drive improvements in our technology platform and production process, pursue and establish key commercial relationships, develop and commercialize products and establish a reliable supply chain and manufacturing organization.

Our business continues to be in an early stage of development, with cash management being one key consideration for our strategy and operations. Accordingly, for 2020, we intended to provide a competitive compensation program that would enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continued to aim to reward annual and long-term performance with a total compensation package that included a mix of both cash and equity. Our compensation program was intended to align the interests of our executive officers, key employees and stockholders and to drive the creation of stockholder value by providing long-term incentives through equity-based awards.

Our intent and philosophy in designing compensation packages at the time of hiring of new executives is based on providing compensation that we believe is sufficient to enable us to attract the necessary talent to grow our business, within prudent limitations as discussed above. Compensation of our executive officers after the initial period following their hiring is influenced by the amounts of compensation that we initially agreed to pay them, as well as by our evaluation of their subsequent performance, changes in their levels of responsibility, retention considerations, prevailing market conditions, our financial condition and prospects, and our attempt to maintain an appropriate level of internal pay parity in the compensation of existing executive officers relative to the compensation paid to more recently hired executives.

We compensate our executive officers with a combination of salaries, cash bonuses and equity awards. We believe this combination of cash and equity compensation, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent, and, as such, matches the expectations of our executive officers and the market for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and together, providing a holistic approach to achieving such philosophy and objectives.

Base Salary. We believe that we must maintain base salary levels at or above market to attract and retain the executive officers we need and that it is important for our executive officers to perceive that over time they will continue to have the opportunity to earn a salary that they regard as competitive. The LDICC reviews and adjusts, as appropriate, the base salaries of our executive officers on an annual basis, and makes decisions with respect to the base salaries of new executives at the time of hire. In making such determinations, the LDICC considers several factors, including our overall financial performance, the individual performance of the executive officer in question (including, for executives other than our CEO, the recommendation of our CEO based on a performance evaluation of the executive officer in question), the executive officer’s potential to contribute to our annual and longer-term strategic goals, the executive officer’s scope of responsibilities, qualifications and experience, competitive market practices for base salary, prevailing market conditions and internal pay parity.

Cash Bonuses. We believe the ability to earn cash bonuses should provide incentives to our executive officers to effectively pursue goals established by our Board and should be regarded by our executive officers as appropriately rewarding effective performance against these goals. For 2020, the LDICC adopted a cash bonus plan for our executive officers, the details of which are described below under “2020 Compensation.” This cash bonus plan is internally referred to as the Corporate Incentive Plan. The 2020 cash bonus plan included company performance goals and individual performance goals and was structured to motivate our executive officers to achieve our short-term financial and operational goals and to reward exceptional company and individual performance. In particular, our 2020 cash bonus plan was designed to provide incentives to our executive officers to achieve 2020 company financial and operational targets on a quarterly and annual basis, together with individual performance criteria that was considered for annual performance achievement. In general, target bonuses for our executive officers are initially set in their offer letters based on similar factors to those described above with respect to the determination of base salary. For subsequent years, target bonuses for our executive officers may be adjusted by the LDICC based on various factors, including any modifications to base salary, competitive market practices and the other considerations described above with respect to adjustments in base salary.

Equity Awards. Our equity awards are designed to be sufficiently competitive to allow us to attract and retain talented and experienced executives. In 2020, we granted both stock option and RSU awards to our executive officers. Stock option awards for executive officers are granted with an exercise price equal to the fair market value of our common stock on the date of grant; accordingly, such stock option awards will have value to our executive officers only if the market price of our common stock increases after the date of grant. RSU awards represent the right to receive full-value shares of our common stock without payment of any exercise or purchase price. We have a practice that began in 2016 to place a greater emphasis on RSU awards, as compared to stock options, to increase the perceived value of equity awards granted to our executive officers. The relative weighting between the stock option and RSU awards granted to our executive officers is based on the LDICC’s review of market practices. In 2018, the LDICC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting requirements, as described in more detail below under “2020 Compensation — Equity Awards — 2018 CEO Equity Awards.”

We typically grant stock option awards with four-year vesting schedules. Stock option grants include a one year “cliff”, where the stock option award vests as to 25% of the shares of our common stock subject to the award after one year, and monthly thereafter, subject to continued service through each vesting date. Our RSU awards have generally been granted with three-year vesting schedules, vesting as to 1/3rd of the units subject to the award annually, subject to continued service through each vesting date. We believe such vesting schedules are generally consistent with the option and RSU award granting practices of our peer group companies. In March 2020, the LDICC approved new hire equity awards to our CFO consisting of stock option awards with three-year vesting schedule and RSU awards with two-year vesting schedule. In addition, in 2018, we granted stock option and/or RSU awards with non-standard vesting terms to certain of our executive officers, including our CEO, the details of which are described below under “2020 Compensation — Equity Awards — 2018 CEO Equity Awards.” See Proposal 1 for details about the CEO PSU approved by the LDICC on May 18, 2021 and the potential cancellation of the 2018 CEO PSO. See also Proposal 2 for details about the performance-vesting RSUs approved by the LDICC for Mr. Kieftenbeld and Mr. Alvarez.

We grant equity awards to our executive officers in connection with their hiring, or, as applicable, their promotion from other roles at the Company. The size of initial equity awards is determined based on the executive’s position with us and takes into consideration the executive’s base salary and other compensation as well as an analysis of the grant and compensation practices of our peer group companies in connection with establishing our overall compensation policies. The initial equity awards are generally intended to provide the executive with an incentive to build value in the Company over an extended period of time, which is consistent with our overall compensation philosophy. Insofar as we have to date incurred operating losses and consumed substantial amounts of cash in our operations, and to compensate for cash salaries and cash bonus opportunities that were, in certain cases, lower than those offered by competing employers, we have sought to attract executives to join us by granting equity awards that would have the potential to provide significant value if we are successful.

We grant additional equity awards in recognition of commendable performance, in connection with significant changes in responsibilities, and/or in order to better ensure appropriate retention and incentive opportunities from time to time. Further, equity awards are a component of the annual compensation package of our executive officers.

Role of Stockholder Say-on-Pay Votes. At our 2011, 2014, 2017, and 2020 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”). A majority of the votes cast were voted in favor of the non-binding advisory resolutions approving the compensation of our named executive officers as summarized in our 2011, 2014, 2017, and 2020 Proxy Statements. In 2020, 98% of the votes cast on the stockholder say-on-pay proposal approved, on a non-binding advisory basis, the compensation of our named executive officers as summarized in our 2020 Proxy Statement. The LDICC believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation in 2020 and does not intend to do so in 2021. In addition, in 2017 our stockholders approved, and our Board subsequently adopted, a three-year interval for conducting future stockholder say-on-pay votes. Our stockholders will again be voting, on an advisory basis, on the compensation of our named executive officers at our 2023 annual meeting.

Role of Compensation Consultant. Under its charter, the LDICC has the authority, at Amyris’s expense, to retain legal and other consultants, accountants, experts and compensation or other advisors of its choice to assist the LDICC in connection with its functions. Since 2012, the LDICC has retained Compensia, a national compensation consulting firm, to provide advice and guidance on our executive compensation policies and practices and relevant information about the executive compensation practices of similarly situated companies.

In connection with an annual review of our executive compensation program for 2020, Compensia provided the following services:

•	reviewed and provided recommendations on the composition of Amyris’s compensation peer group, and provided compensation data relating to certain executives at the selected peer group companies;

•	conducted a review of the total compensation arrangements for executive officers of Amyris;

•	provided advice on executive officers’ compensation, including composition of compensation for base salary, short-term incentive (cash bonus) plan and long-term incentive (equity) plans;

•	provided advice on executive officers’ cash bonus plan;

•	assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

•	provided advice and recommendations regarding executive perquisites and Amyris’s executive severance plan;

•	updated the LDICC on emerging trends/best practices and regulatory requirements in the area of executive and director compensation, including equity and cash compensation;

•	provided advice and recommendations regarding certain non-executive employee compensation arrangements and equity grants;

•

assisted in the preparation of materials for executive compensation proposals in advance of Committee meetings, including 2020 compensation levels for certain of our executive officers and the design of our cash bonus, equity, severance and change of control programs and other executive benefit programs; and

•	reviewed and advised the LDICC on materials relating to executive compensation prepared by management for Committee consideration.

The LDICC determined that Compensia did not have any relationships with Amyris or any of its officers or directors or any conflicts of interest that would impair Compensia’s independence.

Compensia, under the direction of the LDICC, may continue to periodically conduct a review of the competitiveness of our executive compensation program, including base salaries, cash bonus opportunities, equity awards and other executive benefits, by analyzing the compensation practices of companies in our compensation peer group, as well as data from third-party compensation surveys. Generally, the LDICC uses the results of such analyses to assess the competitiveness of our executive officers’ total compensation, and to determine whether each component of such total compensation is properly aligned with reasonable and responsible practices among our peer companies.

The LDICC also retained Compensia for assistance in reviewing and making recommendations to our Board regarding the compensation program for our non-employee directors when it was originally adopted in late 2010 and again when such program was subsequently amended in December 2015 and November 2016, and to provide market data and materials to the LDICC.

In December 2019, the LDICC reviewed the independence of Compensia under applicable compensation consultant independence rules and standards and determined that Compensia had no conflict of interest with Amyris.

Compensation Decision Process

Under the charter of the LDICC, our Board has delegated to the LDICC the authority and responsibility to discharge the responsibilities of the Board relating to the compensation of our executive officers. This includes, among other things, review and approval of the compensation of our executive officers and of the terms of any compensation agreements with our executive officers. For more information regarding the functions and composition of the LDICC, please refer to “Proposal 1 — Election of Directors — Board Committees and Meetings” above.

In general, the LDICC is responsible for the design, implementation and oversight of our executive compensation program. In accordance with its charter, the LDICC determines the annual compensation of our CEO and other executive officers and reports its compensation decisions to our Board. The LDICC also administers our equity compensation plans, including our 2020 Plan and 2010 Employee Stock Purchase Plan. Generally, our Human Resources, Finance and Legal departments work with our CEO to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other Committee briefing materials, and to implement the decisions of the LDICC. Members of these departments and our CEO also meet separately with Compensia to convey information on proposals that management may make to the LDICC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our CEO conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the LDICC. For our CEO’s compensation, Compensia reviews relevant market data with the LDICC, and makes a recommendation regarding our CEO’s compensation to the LDICC.

The Board has established a Management Committee for Employee Equity Awards (“MCEA”), consisting of our Chief People Officer, our CFO and our CEO. The MCEA may grant equity awards to employees who are not executive officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated under the Exchange Act) of Amyris, provided that the MCEA is only authorized to grant equity awards that meet grant guidelines approved by the Board or LDICC. These guidelines set forth, among other things, any limit imposed by the Board or LDICC on the total number of shares of our common stock that may be subject to equity awards granted to employees by the MCEA, and any requirements as to the size of an award based on the seniority of an employee or other factors.

2020 Compensation

Background. In designing the compensation program and making decisions for our executive officers for 2020, the LDICC sought to balance achievement of critical operational goals with retention of key personnel, including our executive officers. Accordingly, the LDICC focused in particular on providing a strong equity compensation program in order to provide strong retention incentives through challenging periods. It also focused on cash management in setting target total cash compensation (and associated salary and bonus target levels) for our executive officers. Another key theme for 2020 was establishing strong incentives to drive our performance, including continued emphasis on company performance goals over individual goals in the 2020 cash bonus plan and on equity compensation for longer-term upside potential and sharing in company growth.

Base Salaries. In February 2020, the LDICC reviewed the base salaries, bonus targets and target total cash compensation of certain of our executive officers against applicable compensation peer group and industry survey data, and as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation—Base Salary,” approved, effective March 1, 2020, an increase to the base salary of our CEO from $630,000 to $650,000.

Cash Bonuses. In January 2020, the LDICC adopted a 2020 cash bonus plan for our executive officers, which was amended in February 2020, May 2020, and June 2020. Under the plan, as amended in May and June 2020, our executive officers were eligible for bonuses based on the achievement of company metrics for each quarter in 2020, with a portion of their target bonus allocated to annual company and individual performance. The 2020 cash bonus plan was intended to provide a balanced focus on both our long-term strategic goals and shorter-term quarterly operational goals. The 2020 cash bonus plan provided for funding and payout of cash bonus awards if the company achieved the target levels set for GAAP revenue (quarterly and annual), operating expense (quarterly and annual), product margin (quarterly) and gross margin (annual). Payouts under the 2020 cash bonus plan were made following a review of our results and performance each quarter and, for the fourth quarter and annual components, a review occurred in March 2021. The 2020 cash bonus plan provided for a 60% weighting for quarterly achievement (with each quarter worth 15% of the total bonus fund for the year) and 40% for full year 2020 achievement.

The total funding possible under the 2020 cash bonus plan was based on a cash value (or the “target bonus fund”) determined by the executive officers’ target bonus levels. Target bonus levels for our executive officers in 2020 varied by individual, but were generally set between 50% and 100% of their annual base salary. In February 2020, the LDICC reviewed our executive officers’ bonus targets as part of its review of target total cash compensation for similar roles among executive officers at companies in the compensation peer group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Cash Bonuses,” approved no changes to the target bonus level for our executive officers.

The quarterly and annual funding of the 2020 cash bonus plan was based on achievement of the following company performance metrics for the applicable quarter and full year 2020: GAAP revenue (weighted 50% for each quarterly and annual period), operating expenses (weighted 30% for each quarterly and annual period), product margin (weighted 20% for the quarterly period), and gross margin (weighted 20% for the annual period). For each quarterly period and for the annual period under the 2020 cash bonus plan, “threshold,” “target” and “superior” performance levels were set for each applicable performance metric, which performance levels were intended to capture the relative difficulty of achievement of that metric.

If we were to achieve the “threshold” level for any performance metric, we would receive 50% funding for that metric. If the collective funding of all performance metrics was below 50%, we would receive no funding. If we were to achieve between the “threshold and “target” levels for any performance metric, we would receive pro rata funding between 50% and 100% for that metric. If we were to achieve between the “target” and “superior” levels for any performance metric, we would receive pro rata funding between 100% and 200% for that metric. Funding was capped at 200% of target for each performance metric regardless of performance exceeding the “superior” level.

Any payouts for the quarterly bonus periods would be the same as the funded level (provided the recipient meets eligibility requirements), subject to the final discretion of the LDICC. Payouts for the annual bonus period would be made from the aggregate funded amount in the discretion of the LDICC based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period. The LDICC chose to emphasize company performance goals for the quarterly and annual bonus plan periods given the critical importance of our short term strategic goals, but also to retain reasonable incentives and rewards for exceptional individual performance, recognizing the value of such incentives and rewards to our operational performance and to individual retention. In August 2020, the LDICC approved a cash bonus to be paid to Mr. Melo for the second quarter of 2020 at 200% of his individual funded amount, in recognition of his efforts to complete a successful financing in June 2020. In addition, pursuant to an Offer Letter, dated February 6, 2020, between the Company and Mr. Kieftenbeld (the “Offer Letter”), Mr. Kieftenbeld is eligible to receive an annual performance-based bonus, with an initial aggregate annual bonus target of $378,000, subject to the terms of the applicable executive bonus plan adopted each year.

Based on the foregoing bonus plan structure, individual bonuses were awarded each quarter based on the LDICC’s assessment of company achievement, and with respect to the annual bonus, the LDICC’s assessment of company achievement as well as each executive officer’s contributions to such achievement, his or her progress toward achieving his or her individual goals, and his or her demonstrating our core values. Actual payment of any bonuses with respect to 2020 remained subject to the final discretion of the LDICC.

Company Performance Goals. Company performance during 2020 was measured and weighted against quarterly and annual targets established for GAAP revenue, operating expenses, product margin, and gross margin, as applicable. The quarterly and annual weighting and achievement for each applicable metric are described below.

These targets were initially approved by the LDICC in February 2020. The annual and first quarter targets were then amended in May 2020, and the second, third and fourth quarter targets were adopted and amended at subsequent meetings of the LDICC during 2020. The applicable targets for each quarter were discussed and evaluated based on quarterly and annual performance (in March 2021, the LDICC discussed and evaluated the fourth quarter as well as the full year 2020 results) and continued development of our business and operating plans for 2020 and beyond. Achievement levels were determined in the discretion of the LDICC following each period under the 2020 cash bonus plan.

Individual Performance Goals. For the annual portion of the 2020 cash bonus plan tied to individual performance, the LDICC considered several factors, including the following:

•

Our CEO’s performance reflects his overall leadership of the Company. Under Mr. Melo’s leadership, the Company delivered strong year-on-year sales revenue growth, strengthened the R&D development pipeline, enhanced customer impact, and improved overall Company operations. He also led on advancing strategic initiatives and transactions.

•

Mr. Kieftenbeld’s performance reflects his leadership of the Company’s Finance, Human Resources, IT and Corporate Communications functions. Under his leadership, the Company made significant improvements in our financial processes, internal controls, cash management, and investor relations activities. He oversaw the improvements to the Company’s capital structure by significantly lowering debt and engaging new institutional equity investors.

•

Mr. Alvarez’s performance reflects his leadership of the Company’s manufacturing, engineering, environmental health & safety, and supply chain functions. Under his leadership, the Company continued to demonstrate a strong safety track record, scale the development of molecules into production, improve consumer brand supply chain operations, manage a global network of contract manufacturers, and make progress with the construction of the new Brazil manufacturing facility.

The LDICC considered a variety of factors in determining, in its discretion, to award payouts under the 2020 cash bonus plan. In addition to the levels of company achievement (for the quarterly and annual portions) and individual performance (for the annual portion) categories, the LDICC considered our cash needs as well as the level of performance of each named executive officer in achieving company results and their respective assigned individual goals. Based on the foregoing, and taking into account the factors described above, the LDICC approved the following cash bonus awards under the 2020 cash bonus plan:

Name	2020 Cumulative Quarterly Bonus Payouts ($)	2020 Annual Portion Bonus Payout ($)	2020 Aggregate Annual and Quarterly Bonus Payouts ($)	Annual Bonus Target ($)	2020 Actual Bonus Earned as a % of Target Bonus
John Melo(1)	348,286	349,960	698,246	648,000	107.8%
Han Kieftenbeld(2)	170,666	189,000	359,666	315,000	114.2%
Eduardo Alvarez	218,325	240,000	458,325	500,000	91.7%
Nicole Kelsey(3)	86,238	53,167	139,405	197,500	70.6%

(1)	Mr. Melo’s base salary was increased from $630,000 to $650,000, effective March 1, 2020, and from $650,000 to $750,000 effective May 16, 2021.
(2)

Mr. Kieftenbeld was appointed our CFO effective March 16, 2020, and also appointed CAO effective July 1, 2020. Accordingly, his bonus payout was pro-rated in the first quarter of 2020. His annual base salary for 2020 was $420,000, which was increased from $420,000 to $460,000 effective April 1, 2021.

(3)	Ms. Kelsey’s base salary was increased from $395,000 to $425,000, effective May 16, 2021.

We believe that the payment of these awards was appropriate because the 2020 cash bonus plan appropriately held our named executive officers accountable for achievement of company and individual goals, and the payouts were reasonable and appropriate in light of our progress towards our business objectives.

Equity Awards. In August 2020, the LDICC approved annual equity awards for the executive officers, excluding our CEO (the “focal awards”), including a grant to each of Messrs. Alvarez and Kieftenbeld of an option to purchase 50,000 shares of our common stock and 150,000 RSUs with the terms described below. In addition, the LDICC approved new hire equity awards for Mr. Kieftenbeld in connection with his hiring in March 2020 (the “CFO new hire awards”), consisting of an option to purchase 22,500 shares of our common stock and 67,500 RSUs with terms described below. In addition, in 2018, the LDICC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting requirements, as described in more detail below under “2018 CEO Equity Awards.” See Proposal 1 for details about the CEO PSU approved by the LDICC on May 18, 2021 and the potential cancellation of the 2018 CEO PSO.

With respect to the focal awards, the LDICC determined the allocation of equity awards between stock options and RSUs after consultation with Compensia, in evaluating the practices of our competitive market and in consultation with management, taking into consideration, among other things, the appropriate balance between rewarding previous performance, retention objectives, upside value potential tied to our and the executive officer’s future performance and the mix of the executive officer’s current equity holdings. The size of the focal awards varied among the applicable named executive officers based on the value of unvested equity awards already held by him or her, his or her relative contributions during 2019 and anticipated levels of responsibility for key corporate objectives in 2020. The allocation and size of the CFO new hire awards was determined by his employment offer letter with the Company entered into in February 2020 (the “CFO offer letter”).

In accordance with our policy regarding equity award grant dates, the focal awards were granted on August 10, 2020, the first business day of the week following the week in which such awards were approved, with the exercise price of the option being set at $3.86 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2020 Plan. The stock option under the focal awards vests over 4 years, with 25% of the shares subject to the awards vesting one year from the vesting commencement date on September 1, 2020, and 1/48 of the shares subject to the awards vesting monthly thereafter. The RSUs under the focal awards vest in three equal annual installments on September 1 of each of 2021, 2022 and 2023.

In accordance with the CFO Offer Letter, the CFO new hire awards were granted on March 30, 2020, the first business day of the week following the week in which such awards were approved, with the exercise price of the option being set at $2.46 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP. The stock options under the CFO new hire awards vest over 3 years, with 25% of the shares underlying the stock option vesting upon completion of 12 months of employment and the remainder vesting over the following two years in 24 equal monthly installments upon completion of each additional month of employment. The RSUs under the CFO new hire awards vest in two equal annual installments on June 1 of each of 2021 and 2022.

2018 CEO Equity Awards

Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, and in order to incentivize our CEO in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation, in April 2018 the LDICC approved, with the support of the Board, a grant to our CEO of (i) an option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described below (the “2018 CEO PSO”), and (ii) 700,000 RSUs with the terms described below (the “CEO RSU” and together with the 2018 CEO PSO, the “2018 CEO Equity Awards”). The grant of the 2018 CEO Equity Awards was contingent upon approval by our stockholders of both the 2018 CEO Equity Awards and certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which approvals were obtained at our 2018 annual meeting of stockholders held on May 22, 2018. In accordance with our policy regarding equity award grant dates, the CEO Equity Awards were granted on May 29, 2018, the first business day of the week following the week in which such awards were approved, with the exercise price of the 2018 CEO PSO being set at $5.08 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP. Upon approval of Proposal 1 by stockholders and immediately prior to the effectiveness of the CEO PSU, the 2018 CEO PSO will be automatically cancelled and forfeited. The performance metrics of the 2018 CEO PSO have not been achieved and cannot be achieved prior to the conclusion of its term, due to changes in the Company’s business, as further described below.

CEO PSO. The 2018 CEO PSO is a performance-based nonqualified stock option and therefore the CEO will receive compensation from such stock option only to the extent that the Company achieves the applicable performance milestones. See Proposal 1 for details about the CEO PSU approved by the LDICC on May 18, 2021 and the potential cancellation of the 2018 CEO PSO.

Performance Metrics & Vesting. The 2018 CEO PSO is divided into four tranches as described in the table below (each a “Tranche”). Each of the four Tranches of the 2018 CEO PSO will vest on or after the applicable vesting date for the Tranche (the “Earliest Vesting Date”) provided: (i) the Board or the LDICC certify that both the EBITDA Milestone and the Stock Price Milestone (collectively, the “Milestones”) for such Tranche have been met and (ii) Mr. Melo remains our CEO on the applicable vesting date. Any Milestone may be met before, at or after the applicable Earliest Vesting Date for a Tranche provided that the Milestone is met during its applicable Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022. In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and Stock Price Measurement Period, as applicable. For clarity, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the shares attributable to such Tranche may not vest until such Tranche’s Earliest Vesting Date, and only if Mr. Melo remains the CEO on such date. More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each applicable Tranche have been met and Mr. Melo continues as the CEO through the applicable date of vesting. The table below sets forth the number of shares, EBITDA Milestone, Stock Price Milestone and Earliest Vesting Date for each Tranche:

Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date
1	750,000	$10	$15	July 1, 2019
2	750,000	$60	$20	July 1, 2020
3	750,000	$80	$25	July 1, 2021
4	1,000,000	$100	$30	July 1, 2022

EBITDA Milestone. The EBITDA Milestone for a Tranche is achieved if Amyris’s EBITDA (as described below) equals or exceeds the EBITDA Milestone set forth in the table above for such Tranche for any fiscal year during the EBITDA Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Board or the LDICC will measure and certify the level of achievement of the EBITDA Milestone as of the end of each fiscal year within the EBITDA Measurement Period.

For purposes of the EBITDA Milestone, “EBITDA” shall mean Amyris’s net (loss) income attributable to common stockholders for the relevant fiscal year during the EBITDA Measurement Period as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by Amyris in its audited financial statements contained in its Annual Report on Form 10-K for the relevant fiscal year filed with the SEC, plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same fiscal year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) income attributable to common stockholders for stock based compensation in determining EBITDA.

In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of Amyris’s EBITDA during the EBITDA Measurement Period is increased or decreased by 10% or more in determining Amyris’s audited financial statements contained in its Annual Report on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the LDICC, the LDICC may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.

As of the date of this Proxy Statement, none of the EBITDA Milestones for any of the Tranches had been achieved.

Stock Price Milestone. The Stock Price Milestone for a Tranche is achieved if each of (i) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved for the applicable Tranche and ending during the Stock Price Measurement Period and (ii) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-day average stock price set forth in the table is achieved for the applicable Tranche equals or exceeds the Stock Price Milestone for the applicable Tranche during the Stock Price

Measurement Period. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022.

The Stock Price Milestone will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2018 CEO PSO.

The LDICC considers the Stock Price Milestone to be a challenging hurdle and included the EBITDA Milestone to promote Amyris’s continued focus on growth, sustainability and profitability. The LDICC selected EBITDA (as defined above) as the appropriate measure because it believes EBITDA is a metric that is commonly used for companies at this stage of development and because many of Amyris’s stockholders use it to evaluate Amyris’s performance and viability. It is a measure of cash generation from operations that does not disincentivize Amyris from making additional investments to grow further. The EBITDA Milestone is designed to ensure that Amyris maintains operating discipline but does not represent Amyris’s target EBITDA for any future period. The LDICC included the Stock Price Milestone to drive sustained, long-term stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests. In establishing the EBITDA Milestone and Stock Price Milestone, the LDICC carefully considered a variety of factors, including Amyris’s growth trajectory and internal growth plans. The LDICC also reviewed special CEO equity awards approved by other public companies as a reference point for setting the magnitude and terms of the 2018 CEO PSO and CEO RSU.

As of the date of this Proxy Statement, none of the Stock Price Milestones for any of the Tranches had been achieved.

Term. The term of the 2018 CEO PSO is ten years from the date of the grant, unless Mr. Melo’s employment with Amyris is terminated prior to such date. Accordingly, Mr. Melo will have ten years from the date of grant to exercise any portion of the 2018 CEO PSO that has vested on or prior to such date, provided that he remains employed at Amyris.

Post-Exercise Holding Period. Mr. Melo must hold at least fifty percent (50%) of the shares he acquires upon exercise of the 2018 CEO PSO (net of any shares sold to pay the exercise price and any tax withholding obligations with respect to the 2018 CEO PSO) for two years post-exercise.

The LDICC selected a two-year holding period in order to further align Mr. Melo’s interests with Amyris stockholders’ interests for two years following the exercise of any portion of the 2018 CEO PSO. Such alignment ensures that Mr. Melo will be focused on sustaining Amyris’s success both before and after he exercises his 2018 CEO PSO.

Employment Requirement for Continued Vesting. Mr. Melo must continue to be employed as Amyris’s CEO upon each vesting date in order for the corresponding Tranche to vest under the 2018 CEO PSO. If Mr. Melo is still employed at Amyris in a role other than CEO, he will no longer be able to vest under the CEO PSO but can continue to hold any unexercised, vested portion of the 2018 CEO PSO for the full term of the 2018 CEO PSO.

Termination of Employment. Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the 2018 CEO PSO if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the 2018 CEO PSO following the date of his termination.

Change of Control of Amyris. If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the 2018 CEO PSO will not automatically accelerate.

In the event of a change of control, the performance under the 2018 CEO PSO will be determined as of the change of control. For this change of control determination, the EBITDA Milestone will be disregarded and a Stock Price Milestone relating to any Tranche that has not yet vested shall be achieved if the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Milestone. To the extent a Stock Price Milestone for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based Options”), and such COC Time-Based Options shall vest upon the later of the date of the change of control and the Earliest Vesting Date applicable to such Tranche, subject to Mr. Melo remaining the CEO on each such vesting date. To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically as of the immediately prior to closing of the change of control and never shall become vested. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then unvested COC Time-Based Options will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the Severance Plan (as defined below), the terms of which are described below under “Severance Plan” and “Potential Payments upon Termination and upon Termination Following a Change in Control.”

In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the 2018 CEO PSO in connection with a change of control, 100% of Mr. Melo’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the change of control.

The treatment of the 2018 CEO PSO upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.

Clawback. In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”), Amyris will require forfeiture (or repayment, as applicable) of the portion of the 2018 CEO PSO in excess of what would have been earned or paid based on the restated financial results.

CEO RSU. The CEO RSU will vest in four equal annual installments on July 1 of each of 2019, 2020, 2021 and 2022, subject to Mr. Melo’s continued service on each vesting date. This four-year vesting schedule is longer than our typical three-year vesting schedule for RSUs granted to our executive officers and is intended to further align Mr. Melo’s compensation opportunity to long-term stockholder interests and to promote retention and continuity in our business. Other than the vesting schedule, the terms of the CEO RSU are identical to other RSU awards granted to our executive officers.

Severance Plan. In November 2013, the LDICC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018 and February 2019, the LDICC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDICC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. The terms of the Severance Plan, including the potential amounts payable under the Severance Plan and related defined terms, are described in detail below under “Potential Payments upon Termination and upon Termination Following a Change in Control.” All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the

Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the 2018 CEO PSO in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the 2018 CEO PSO and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the 2018 CEO PSO would govern and control. In addition, Mr. Alvarez’s participation agreement provides that in the event that prior to full vesting of Mr. Alvarez’s new hire equity awards (the “COO new hire awards”), Mr. Alvarez’s employment with the Company terminates in circumstances entitling him to severance payments and benefits under the Severance Plan, whether or not in connection with a change of control, then upon such termination the vesting and exercisability of each COO new hire award will be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of each COO new hire award will automatically lapse accordingly.

We believe that the Severance Plan appropriately balances our need to offer a competitive level of severance protection to our executive officers and to induce them to remain in our employ through the potentially disruptive conditions that may exist around the time of a change of control, while not unduly rewarding executive officers for a termination of their employment.

Other Executive Benefits and Perquisites. We provide the following benefits to our executive officers on the same basis as other eligible employees:

•	health insurance;

•	time off and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a Section 401(k) plan with an employer matching contribution.

We believe that these benefits are generally consistent with those offered by other companies with which we compete for executive talent.

Some of the executive officers whom we have hired, including Messrs. Alvarez and Kieftenbeld, held positions in locations outside of Northern California at the time they agreed to join us. We have agreed in these instances to pay certain relocation and travel expenses to these executive officers, including housing and rental car expenses. The amounts of relocation and travel expenses paid to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” above and the related footnotes. Given the high cost of living in the San Francisco Bay Area relative to most other metropolitan areas in the United States, we believe that for us not to be limited to hiring executives located near our headquarters in Emeryville, California, we must be willing to offer to pay an agreed upon amount of relocation costs.

Other Compensation Practices and Policies. The following additional compensation practices and policies apply to our executive officers in 2020:

Timing of Equity Awards. The timing of equity awards has been determined by our Board or the LDICC based on our Board’s or the LDICC’s view at the time regarding the adequacy of executive equity interests in us for purposes of retention and motivation.

In March 2018, November 2018, December 2019 and November 2020, our Board and the LDICC, respectively, ratified our existing policy regarding equity award grant dates, fixing grant dates in an effort to ensure the integrity of the equity award granting process. This policy took effect beginning with equity awards granted after the original adoption of the policy in March 2011. Under the policy, equity awards are generally granted on the following schedule:

•	For equity awards to ongoing employees, the grant date is set as the first business day of the week following the week in which the award is approved; and

•

For equity awards to new hires, the grant date is set as the first business day of the week following the later of the week in which the award is approved or the week in which the new hire commences his or her employment.

Tax Considerations. Generally, Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers whose compensation is required to be disclosed to their stockholders under the Exchange Act because they are our most highly-compensated executive officers (“covered employees”). The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. While the LDICC has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, tax deductibility under Section 162(m) is a factor in its compensation deliberations. However, the 2010 EIP and 2020 Plan include various provisions designed to allow us to qualify stock options and other equity awards as “performance-based compensation” under Section 162(m), including a limitation on the maximum number of shares subject to awards that may be granted to an individual under the 2010 EIP or the 2020 Plan, as applicable, in any one year.

The LDICC seeks to balance the cost and benefit of tax deductibility with our executive compensation goals that are designed to promote long-term stockholder interest. Therefore, the LDICC may, in its discretion, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders. Accordingly, we expect that a portion of our future cash compensation and equity awards to our executive officers will not be deductible under Section 162(m).

For example, with respect to the 2018 CEO PSO and CEO RSU described above, we expect that Mr. Melo will always be a covered employee for purposes of Section 162(m) of the Code. Thus, in any given year in which Mr. Melo exercises all or part of the 2018 CEO PSO, or vests and is settled in any portion of the CEO RSU, we may not be able to take a tax deduction for more than an aggregate of $1,000,000 attributable to Mr. Melo’s compensation, including regarding compensation recognized by Mr. Melo from the exercise of the 2018 CEO PSO or settlement of the CEO RSU.

Compensation Recovery Policy. Other than with respect to the 2018 CEO PSO, as described above, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of adjustments or recoveries of awards or payments were appropriate based upon the facts and circumstances surrounding the restatement or other adjustment. We anticipate that our Board will adopt a policy regarding restatements in the future based on anticipated SEC and Nasdaq regulations requiring listed companies to have a policy that requires repayment of incentive compensation that was paid to current or former executive officers in the three fiscal years preceding any restatement due to material noncompliance with financial reporting requirements.

Stock Ownership Policy. We have not established stock ownership or similar guidelines with regard to our executive officers. All of our executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our Company and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.

Insider Trading Policy and Hedging/Pledging Prohibition. We have adopted an Insider Trading Policy that, among other things, prohibits our employees, officers and directors from trading in our securities while in possession of material, non-public information. In addition, under our Insider Trading Policy, our employees, officers and directors may not (1) acquire, sell or trade in any interest or position relating to the future price of our securities (such as a put option, a call option or a short sale) or (2) pledge our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the Compliance Officer.

Leadership, Development, Inclusion, and Compensation Committee Report*

The Leadership, Development, Inclusion, and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on this review and discussion, the Leadership, Development, Inclusion, and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Amyris, Inc. Leadership, Development, Inclusion, and Compensation Committee of the Board

Steven Mills

Julie Washington

Patrick Yang

* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total($)
John Melo	2020	646,667	(3)	—		—	—	698,246		—		1,344,913
President and CEO	2019	630,000		185,320	(4)	144,424	11,680	333,613	(5)	1,261	(6)	1,306,298

Han Kieftenbeld	2020	332,500	(7)	125,000	(8)	745,050	187,104	359,666		675	(9)	1,749,995
CFO and CAO

Eduardo Alvarez	2020	500,000		—		579,000	145,555	458,325		1,440	(10)	1,684,320
COO	2019	416,667	(11)	—		—	—	245,825		2,701	(12)	665,192

Nicole Kelsey	2020	395,000	(13)	—		115,800	72,778	139,405		7,125	(9)	730,108
GC and Secretary	2019	395,000		—		—	—	98,513		5,600	(9)	499,113

(1)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)

As required under applicable rules of the SEC, payments under our 2020 cash bonus plan are included in the column entitled “Non-Equity Incentive Plan Compensation,” as they were based upon the satisfaction of pre-established performance targets, the outcome of which was substantially uncertain.

(3)

Mr. Melo’s base salary was increased from $630,000 to $650,000 effective March 1, 2020, and from $650,000 to $750,000 effective May 16, 2021. In addition, in May 2021, the LDICC approved a special grant to Mr. Melo, in recognition of his extraordinary efforts in negotiating, structuring and consummating certain transformative transactions for the Company in the first quarter of 2021, of a $400,000 cash bonus and RSUs with a grant date value of $2,000,000 vesting immediately. See Proposal 1 for a description of the CEO PSU.

(4)

Includes a discretionary cash bonus paid to Mr. Melo in the amount of $185,320 in recognition of the value lost on the voiding of certain equity awards granted to him in May 2017 that inadvertently exceeded the annual per-participant award limit contained in the 2010 Equity Incentive Plan.

(5)	In March 2020, the LDICC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions.
(6)	Refers to taxes associated with long term disability insurance.
(7)

Mr. Kieftenbeld was appointed our CFO effective March 16, 2020, and also appointed Chief Accounting Officer effective July 1, 2020. His annual base salary for 2020 was $420,000, which was increased from $420,000 to $460,000 effective April 1, 2021. In May 2021, the LDICC approved a grant to Mr. Kieftenbeld of 100,000 RSUs, vesting in three equal annual installments. See Proposal 2 for a description of the performance-vesting RSUs granted to Mr. Kieftenbeld by the LDICC.

(8)	Represents a sign-on bonus paid in connection with Mr. Kieftenbeld’s appointment as CFO.
(9)	Includes Section 401(k) plan employer matching contribution.
(10)	Includes $1,440 as a stipend for waiving medical benefits.
(11)	Mr. Alvarez’s base salary was increased from $400,000 to $500,000 effective November 1, 2019. See Proposal 2 for a description of the performance-vesting RSUs granted to Mr. Alvarez by the LDICC.
(12)	Includes $1,440 as a stipend for waiving medical benefits and $1,261 for taxes associated with long term disability insurance premiums.
(13)	Ms. Kelsey’s base salary was increased from $395,000 to $425,000, effective May 16, 2021.

Grants of Plan-Based Awards in 2020

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2020 to our named executive officers.

Name	Grant Date(1)	Approval Date of Grant(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(4)		Exercise or Base Price of Option Awards ($/ Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
John Melo	—	—	324,000	648,000	1,296,000	—		—		—	—
Han Kieftenbeld	—	—	157,500	315,000	630,000	—		—		—	—
	3/30/2020	3/27/2020	—	—	—	67,500	(7)	—		—	166,050
	3/30/2020	3/27/2020	—	—	—	—		22,500	(8)	3.86	145,555
	8/10/2020	8/4/2020	—	—	—	150,000	(9)	—		—	579,000
	8/10/2020	8/4/2020	—	—	—	—		50,000	(10)	3.86	145,555
Eduardo Alvarez	—	—	250,000	500,000	1,000,000	—		—		—	—
	8/10/2020	8/4/2020	—	—	—	150,000	(9)	—		—	579,000
	8/10/2020	8/4/2020	—	—	—	—		50,000	(10)	3.86	145,555
Nicole Kelsey	—	—	98,750	197,500	395,000	—		—		—	—
	8/10/2020	8/4/2020	—	—	—	30,000	(9)	—		—	115,800
	8/10/2020	8/4/2020	—	—	—	—		25,000	(10)	3.86	72,778

(1)

Our Board has adopted a policy regarding the grant date of equity awards under which the grant date of equity awards generally would be, for awards to ongoing employees, the first business day of the week following the week in which the award was approved by the LDICC or, for new hire awards, the first business day of the week following the later of the week in which the award is approved by the LDICC or the week in which the new hire commences his or her employment.

(2)

In March 2020, the LDICC approved a non-equity incentive plan upon which the eligibility amounts reported under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” were based. The terms of the plan and actual amounts paid out under the plan are discussed above in this Proxy Statement under “Executive Compensation — 2020 Compensation — Cash Bonuses” and the amounts paid out under the plan are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. The estimated possible payouts as of December 31, 2020 shown in this table reflect the potential incentive awards that could have been paid for the four quarters and annual period of 2020 at the threshold, target and maximum levels for each individual.

(3)	Amounts in this column represent stock options granted under the 2020 Plan. Mr. Melo was not granted any options in 2020.
(4)	Amounts in this column represent RSU awards granted under the 2020 Plan. Mr. Melo was not granted any RSU awards in 2020.
(5)

The exercise price per share of the stock options listed in the table above is the closing price of our common stock on Nasdaq on the Grant Date, which represents the fair value of our common stock on the same date. RSU awards do not have any exercise price.

(6)

Reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(7)

These RSUs vest in two equal annual installments, with the first half of the units vesting on June 1, 2021, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”
(8)

These stock options have a three-year vesting schedule, with 25% of the shares subject to the stock options vesting on March 16, 2021 with the remainder vesting over the following 24 equal monthly installments, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(9)

These RSUs vest in three equal annual installments, with the first third of the units vesting on September 1, 2021, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(10)

These stock options have a four-year vesting schedule, with 25% of the shares subject to the stock options vesting on September 1, 2021 with the remainder vesting over the following three years in equal annual installments, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment following a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

Narrative Disclosure to Summary Compensation Table

The material terms of our named executive officers’ annual compensation, including base salaries, cash bonuses, our equity award granting practices and severance benefits and explanations of decisions for cash and equity compensation during 2020 are described above under “Executive Compensation — Compensation Discussion and Analysis.” As noted below under “Agreements with Executive Officers,” except for certain terms contained in their employment offer letters, equity award agreements and participation agreements entered into in connection with our Executive Severance Plan, none of our named executive officers has entered into a written employment agreement with us.

Outstanding Equity Awards

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John Melo(12)	5,600	—		402.60	4/15/2021	—		—
	6,666	—		57.90	4/9/2022	—		—
	24,066	—		43.05	6/3/2023	—		—
	20,000	—		52.65	5/5/2024	—		—
	28,333	—		29.40	6/8/2025	—		—
	6,000	—		24.45	11/9/2025	—		—
	28,333	—		8.85	5/16/2026	—		—
	17,916	2,084	(3)(4)	3.16	6/12/2027	—		—
	—	3,250,000	(5)	5.08	5/29/2028	350,000	(6)	2,163,000
	3,417	744	(4)(7)	3.74	1/14/2029
Han Kieftenbeld(12)	—	22,500	(8)	2.46	3/30/2030	67,500	(9)	417,150
	—	50,000	(10)	3.86	8/10/2030	150,000	(11)	927,000
Eduardo Alvarez(12)	30,000	—		2.89	10/23/2027	—		—
	—	50,000	(10)	3.86	8/10/2030	150,000	(11)	927,000
Nicole Kelsey(12)	8,000	1,000	(13)	2.49	8/14/2027	—		—
	32,291	17,709	(7)	5.08	5/29/2028	33,333	(14)	205,831
	—	25,000	(10)	3.86	8/10/2030	30,000	(11)	185,250

(1)

In addition to the specific vesting schedule for each award, each unvested award is subject to the general terms of the 2010 EIP or 2020 Plan, as applicable, including the potential for future vesting acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(2)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $6.18, the closing price of our ordinary shares on December 31, 2020.

(3)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to May 16, 2021.
(4)

On May 11, 2017, Mr. Melo was granted an award of 1,220,000 RSUs and 780,000 stock options under the 2010 EIP, which inadvertently exceeded the Plan Limit. In June 2017, before the equity awards were issued to Mr. Melo, the LDICC rescinded and voided the entire award and granted grant new equity awards to Mr. Melo in compliance with the Plan Limit consisting of 20,000 stock options and 46,666 RSUs. In recognition of the value lost on the voiding of these awards, in January 2019 the Company paid a cash bonus of $185,320 to Mr. Melo and issued new equity awards to Mr. Melo consisting of 4,161 stock options and 38,616 RSUs.

(5)

These stock options are subject to performance-based vesting conditions and to acceleration of vesting in connection with a change of control. For more information regarding these stock options, please see above under “Executive Compensation — Compensation Discussion and Analysis — 2018 Compensation — Equity Awards — 2018 CEO Equity Awards — 2018 CEO PSO.”

(6)	RSUs awarded on March 30, 2020 vest in equal annual installments over four years with the first installment vesting on July 1, 2019.
(7)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to May 1, 2022.
(8)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to March 16, 2023.
(9)	RSUs awarded on March 30, 2020 vest in equal annual installments over two years with the first installment vesting on June 1, 2021.
(10)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to September 1, 2024.
(11)	RSUs awarded on August 10, 2020 vest in equal annual installments over three years with the first installment vesting on September 1, 2021.
(12)

On May 24, 2021, Mr. Melo was granted an award of 149,365 RSUs vesting immediately, Mr. Kieftenbeld was granted an award of 100,000 RSUs vesting in three equal annual installments, Mr. Alvarez was granted an award of 600,000 performance-vesting RSUs vesting on December 31, 2022 subject to the achievement of certain pre-established performance metrics, and Ms. Kelsey was granted an award of 50,000 RSUs vesting in three equal annual installments and 25,000 stock options vesting as to 25% of the shares on May 24, 2022, with the remainder vesting in equal monthly installments over the following three years.

(13)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to August 7, 2021.
(14)	RSUs awarded on May 29, 2018 vest in equal annual installments over three years with the first installment vesting on May 1, 2019.

Option Exercises and Stock Vested During 2020

The following table sets forth information regarding the exercise of options and vesting of RSUs held by our named executive officers during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Melo	—	—	209,863	879,559
Han Kieftenbeld	—	—	—	—
Eduardo Alvarez	—	—	—	—
Nicole Kelsey	—	—	40,333	112,959

(1)

Value realized on vesting is calculated by multiplying the number of units vesting by the closing price of our common stock on Nasdaq on the date of vesting (or most recent closing price in the event the date of vesting falls on a non-trading day).

Pension Benefits

None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified defined benefit plan sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participates in, or has account balances in, a traditional non-qualified deferred compensation plan or any other deferred compensation plan maintained by us.

Potential Payments upon Termination and upon Termination Following a Change in Control

In November 2013, the LDICC adopted the Amyris, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018, February 2019, and February 2020 the LDICC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDICC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the 2018 CEO PSO in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the 2018 CEO PSO and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the 2018 CEO PSO would govern and control.

Upon the execution of a participation agreement, the participants are eligible for the following payments and benefits under the Severance Plan.

Upon termination by us of a participant’s employment other than for “cause” (as defined below) or the death or disability of the participant, or upon resignation by the participant of such participant’s employment for “good reason” (as defined below) (collectively referred to as an “Involuntary Termination”), the participant becomes eligible for the following severance benefits:

•	12 months of base salary continuation (18 months for our CEO)

•	12 months of health benefits continuation (18 months for our CEO)

Upon an Involuntary Termination of a participant at any time within the period beginning three months before and ending 12 months after a change of control (as defined below) of the Company, the participant becomes eligible for the following severance payments and benefits:

•	18 months of base salary continuation (24 months for our CEO)

•	18 months of health benefits continuation (including for our CEO)

•	Automatic acceleration of vesting and exercisability of all outstanding equity awards then held by the participant

In addition, as noted in the table below, Mr. Alvarez’s participation agreement provides that in the event he undergoes an Involuntary Termination (whether or not in connection with a change of control), the vesting and exercisability of certain of his equity awards will accelerate.

In each case, the payments and benefits are contingent upon the participant complying with various requirements, including non-solicitation and confidentiality obligations to us, and on execution, delivery and non-revocation by the participant of a standard release of claims in favor of the Company within 60 days of the participant’s separation from service (as defined in Section 409A of the Code). The payments and benefits are subject to forfeiture if, among other things, the participant breaches any of his or her obligations under the Severance Plan and related agreements. The payments and benefits are also subject to adjustment and deferral based on applicable tax rules relating to change-in-control payments and deferred compensation.

Under the Severance Plan, “cause” generally encompasses the participant’s: (i) gross negligence or intentional misconduct; (ii) failure or inability to satisfactorily perform any assigned duties; (iii) commission of any act of fraud or misappropriation of property or material dishonesty; (iv) conviction of a felony or a crime involving moral turpitude; (v) unauthorized use or disclosure of the confidential information or trade secrets of Amyris or any of our affiliates that use causes material harm to Amyris; (vi) material breach of contractual obligations or policies; (vii) failure to cooperate in good faith with investigations; or (viii) failure to comply with confidentiality or intellectual property agreements. Prior to any determination that “cause” under the Severance Plan has occurred, we are generally required to provide notice to the participant specifying the event or actions giving rise to such determination and a 10-day cure period (30 days in the case of failure or inability to satisfactorily perform any assigned duties).

Under the Severance Plan, “good reason” generally means: (i) a material reduction of the participant’s role at Amyris; (ii) certain reductions of base salary; (iii) a workplace relocation of more than 50 miles; or (iv) our failure to obtain the assumption of the Severance Plan by a successor. In order for a participant to assert good reason for his or her resignation, he or she must provide us written notice within 90 days of the occurrence of the condition and allow us 30 days to cure the condition. Additionally, if we fail to cure the condition within the cure period, the participant must terminate employment with us within 30 days of the end of the cure period.

Under the Severance Plan, a “change of control” will generally be deemed to occur if (i) Amyris completes a merger or consolidation after which Amyris’s stockholders before the merger or consolidation do not own at least a majority of the outstanding voting securities of the acquiring or surviving entity after such merger or consolidation, (ii) Amyris sells all or substantially all of its assets, (iii) any person or entity acquires more than 50% of Amyris’s outstanding voting securities or (iv) a majority of Amyris’s directors cease to be directors over any one-year period.

To the extent any severance benefits to a named executive officer constitute deferred compensation subject to Section 409A of the Code and such officer is deemed a “specified employee” under Section 409A, we will defer payment of such benefits to the extent necessary to avoid adverse tax treatment.

The following table summarizes the potential amounts payable to each of our named executive officers under the Severance Plan upon an Involuntary Termination (i) other than in connection with a change of control of the company and (ii) in connection with a change of control of the company, assuming in each case, that such Involuntary Termination occurred on December 31, 2020.

	Involuntary Termination Not in Connection with a Change of Control			Involuntary Termination in Connection with a Change of Control
Name	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(1)	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(2)
John Melo	900,000	52,260	—	1,300,000	52,260	2,169,345
Han Kieftenbeld	420,000	24,687	—	630,000	37,031	1,542,400
Eduardo Alvarez(3)	500,000	—	1,042,000	750,000	—	1,042,000
Nicole Kelsey	395,000	20,303	—	592,500	30,455	472,033

(1)

Other than with respect to certain equity awards granted or proposed to be granted to Mr. Alvarez, as noted below, accelerated vesting is only applicable in the event of an Involuntary Termination in connection with a change of control.

(2)	With respect to outstanding options as of December 31, 2020, calculated by multiplying the number of shares underlying unvested stock options that would vest as a result of an Involuntary
Termination following a change of control by the excess of $6.18, the closing price of our common stock on Nasdaq on December 31, 2020, over the exercise price of the stock options. Unvested stock options with exercise prices higher than $6.18 are excluded from the calculation. With respect to outstanding restricted stock units as of December 31, 2020, calculated by multiplying the number of outstanding unvested restricted stock units that would vest as a result of an Involuntary Termination following a change of control by $6.18, the closing price of our common stock on Nasdaq on December 31, 2020.
(3)

Mr. Alvarez’s participation agreement provides that in the event that following the grant and prior to full vesting of Mr. Alvarez’s new hire equity awards (see the “Grants of Plan-Based Awards in 2020” table above for information regarding Mr. Alvarez’s new hire equity awards) and the Alvarez 2018 Award (please refer to “Compensation Discussion and Analysis — 2020 Compensation — Equity Awards” for more information regarding the Alvarez 2018 Award), including the cash-based award, if any (collectively, the “Alvarez Equity Awards”), Mr. Alvarez’s employment with the company terminates in circumstances entitling him to severance benefits under the Severance Plan (whether before or after a change of control), then upon such termination the vesting and exercisability of each Alvarez Equity Award shall be automatically accelerated in full, with the amount of the cash-based award, if any, to be determined as of the date of the termination.

Agreements with Executive Officers

We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of her or his promotion, as the case may be). Each employment offer letter provides that the named executive officer’s employment is “at will.”

As a condition to their employment, our named executive officers entered into non-competition, non-solicitation and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to solicit our employees during her or his employment and for a period of 12 months after the termination of his or her employment, (ii) not to compete with us or assist any other person to compete with us during her or his employment, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

See above under “Executive Compensation—Potential Payments upon Termination and upon Termination Following a Change in Control” for a description of potential payments to our named executive officers upon termination of employment, including in connection with a change of control of the Company.

Limitation of Liability and Indemnification

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (“DGCL”), and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL, and we must advance expenses, including attorneys’ fees, to our directors and officers, in connection with legal proceedings related to their status or service, subject to very limited exceptions.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending against any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We are not presently aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, policies and agreements, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Mr. Melo did not receive any compensation in connection with his service as a director due to his status as an employee of the Company. The compensation that we pay to Mr. Melo is discussed in the “Executive Compensation” section of this Proxy Statement.

Director Compensation

Director Compensation for 2020

During the fiscal year ended December 31, 2020, our non-employee directors who served during 2020 earned the compensation set forth below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(9)	Option Awards($)(2)(9)	All Other Director Compensation ($)	Total ($)
John Doerr	49,000	11,194	12,908	—	73,102
Geoffrey Duyk	47,500	47,256	12,908	—	107,664
Philip Eykerman(3)	40,000	11,194	12,908	—	64,102
Christoph Goppelsroeder(4)	40,000	—	—	—	40,000
Frank Kung(5)	40,000	11,194	12,908	—	64,102
James McCann	41,937	11,194	12,908	—	66,039
Steven Mills	69,375	11,194	12,908	—	93,477
Carole Piwnica(6)	54,500	11,194	12,908	—	78,602
Lisa Qi(7)	40,000	—	—	—	40,000
Julie Washington(8)	18,173	8,747	10,090	—	37,010
Patrick Yang	45,000	11,194	12,908	—	69,102

(1)	Reflects Board, Committee Chairman and Committee member retainer fees earned during 2020.
(2)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by our non-employee directors. In August 2020, each of our non-employee directors other than Mr. Goppelsroeder and Ms. Qi received an annual award under the 2020 Plan of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, and Dr. Duyk received an award under the 2020 Plan of an additional 7,300 RSUs for his service as interim Board Chairman.

(3)

All cash compensation earned by Mr. Eykerman during 2020 was to be paid directly to DSM, which designated Mr. Eykerman to serve on our Board, and he did not receive any cash benefit from such payments.

(4)

Mr. Goppelsroeder resigned from the Board as of April 1, 2021. All cash compensation earned by him during 2020 was to be paid directly to DSM, which designated Mr. Goppelsroeder to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Goppelsroeder has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(5)

All cash compensation earned by Dr. Kung during 2020 was to be paid directly to Vivo, which designated Dr. Kung to serve on our Board, and Dr. Kung did not receive any cash benefit from such payments. Pursuant to an agreement between Dr. Kung and Vivo, Dr. Kung has agreed, subject to certain conditions and exceptions, to remit the equity compensation he receives under our non-employee director compensation program to Vivo if and when such equity compensation becomes vested and/or exercised.

(6)	Ms. Piwnica resigned from the Board as of May 29, 2021.
(7)	Ms. Qi has declined receiving any equity award pursuant to our non-employee director compensation program.
(8)

Ms. Washington was appointed to our Board in August 2020 and the fees earned by her in 2020 represent retainer fees earned for the portions of 2020 that she served on our Board. Upon joining our Board in August 2020, Ms. Washington received an initial award under the 2020 Plan of an option to purchase 3,466 shares of our common stock and 2,266 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative Disclosure to Director Compensation Tables” below). The stock option and RSU awards will vest in full on August 5, 2021. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as follows:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
Julie Washington	8/10/2020	—	3,466	3.86	—	10,090
Julie Washington	8/10/2020	2,266	—	—	8,747	—

(9)	As of December 31, 2020, the non-employee directors who served during 2020 held the following outstanding equity awards:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)
John Doerr	17,197	2,266
Geoffrey Duyk	11,598	9,566
Philip Eykerman	15,131	2,266
Christoph Goppelsroeder	—	—
Frank Kung	13,398	2,266
James McCann	7,682	2,266
Steven Mills	10,398	2,266
Carole Piwnica	17,197	2,266
Lisa Qi	—	—
Julie Washington	3,466	2,266
Patrick Yang	15,997	2,266

Narrative Disclosure to Director Compensation Tables

Under our current non-employee director compensation program, in each case subject to final approval by our Board with respect to equity awards:

•

Each non-employee director receives an annual cash retainer of $40,000 and an annual equity award consisting of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, vesting in full after one year (in each case subject to continued service through the applicable vesting date). Any new Board members will receive a pro-rated annual equity award upon joining our Board, which award will vest in full on the one-year anniversary of the grant of the most recent annual Board equity awards.

•

The non-executive Board Chairman, if any, receives an additional annual award of 7,300 RSUs. The award becomes fully vested after one year (subject to continued service through the applicable vesting date).

•	The Chairman of the Audit Committee receives an additional annual cash retainer of $30,000.

•	The Chairman of the LDICC receives an additional annual cash retainer of $10,000.

•	The Chairman of the NGC receives an additional annual cash retainer of $9,000.

•	Audit Committee, LDICC and NGC members other than the Chairman receive an additional annual cash retainer of $7,500, $5,000 and $4,500, respectively.

In general, all of the retainers described above are paid quarterly in arrears. In cases where a non-employee director serves for part of the year in a capacity entitling him or her to a retainer payment, the retainer is prorated to reflect his or her period of service in that capacity. Non-employee directors are also eligible for reimbursement of their expenses incurred in attending Board and Committee meetings.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information by referring you to those documents.    The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate herein the following information contained in or attached to the Form 10-K filed with the SEC on March 5, 2021 and the Form 10-Q filed with the SEC on May 7, 2021, as applicable: (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) “Quantitative and Qualitative Disclosures About Market Risk,” (3) “Financial Statements and Supplementary Data” and (4) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2022, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 13, 2021. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2022 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than February 27, 2022 nor earlier than January 28, 2022.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Nicole Kelsey

General Counsel and Secretary

Emeryville, California

June 15, 2021

Addendum A

AMYRIS, INC.

2020 EQUITY INCENTIVE PLAN

GLOBAL NOTICE OF PERFORMANCE RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Amyris, Inc. (the “Company”) 2020 Equity Incentive Plan (the “Plan”) will have the same meanings in this Global Notice of Performance Restricted Stock Unit Award and the electronic representation of this Global Notice of Performance Restricted Stock Unit Award established and maintained by the Company or a third party designated by the Company (this “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Performance Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of the Agreement.

Grant Number:

Number of RSUs:	6,000,000

Date of Grant:

Vesting Commencement Date:	As included in the performance and vesting terms set forth in Appendix A hereto (the “Vesting Appendix”).

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs, (b) the tenth anniversary of the Date of Grant, (c) the date the Board or Committee determines that the Performance Metrics have not been satisfied, or (d) on such date Participant’s CEO Service terminates (other than as set forth in Section III of the Vesting Appendix), as described in the Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest as set forth in the Vesting Appendix.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

1)

Participant understands that Participant’s employment or consulting relationship or Service with the Company or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s CEO Service. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s CEO Service status changes and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.

2)

This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Agreement and the Plan.

3)

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

4)	By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement.

APPENDIX A

PERFORMANCE AND VESTING METRICS

As provided in this Vesting Appendix, all or a portion of the Number of RSUs subject to this award (this “Award”), as set forth in the Notice, shall (a) become eligible to vest if the Company achieves the Performance Metrics during the Performance Period (each, as defined in Section I below) and (b) vest and shall be settled if the Participant remains in continuous Service as the Chief Executive Officer of the Company (the “CEO Service”) on the related Certification Date(s) (as defined in Section V below) and through the Time-Based Vesting Schedule (as defined in Section II below), except as otherwise provided herein. Defined terms used, but not defined, in this paragraph, the Notice, the Agreement or the Plan, shall have the meanings ascribed to them in this Vesting Appendix.

I.	Determination of Eligible RSUs — Achievement of Performance Metrics

This Award is divided into four (4) tranches (each, a “Tranche”), with each Tranche representing a portion of the Award covering that number of RSUs specified next to the applicable Tranche in the Performance Metrics Table below (the “Total Tranche RSUs”). If the Target VWAP (as defined below) applicable to a Tranche (each, a “Performance Metric”) is achieved within the period starting on the Date of Grant and ending July 1, 2025 (the “Performance Period”), then the Total Tranche RSUs related to any such Tranche shall become “Eligible RSUs,” with the resulting Eligible RSUs eligible to vest as set forth in Section II below. Eligible RSUs shall be determined separately with respect to each Tranche.

Performance Metrics Table
Tranche	Target VWAP	Total Tranche RSUs	Earliest Vesting Commencement Date
1 “Tranche 1”	$22.00	1,500,000 RSUs	Not Applicable
2 “Tranche 2”	$27.00	1,500,000 RSUs	July 1, 2023
3 “Tranche 3”	$32.00	1,500,000 RSUs	July 1, 2024
4 “Tranche 4”	$37.00	1,500,000 RSUs	July 1, 2025

	Total:	6,000,000 RSUs

The Performance Metric for a Tranche is achieved if the both the 120-Day VWAP (as defined below) and the 30-Day VWAP (as defined below) equal or exceed the Target VWAP set forth in the Performance Metrics Table for such Tranche during the Performance Period. The Committee will measure and certify the achievement of the Performance Metrics during the Performance Period as described below.

Achievement of the Performance Metrics will be determined as a step function, meaning that there will be no partial or additional achievement to the extent achievement is below or above the Target VWAP levels specified above. Multiple Performance Metrics may be achieved simultaneously, subject to the achievement of the applicable Target VWAP for each Tranche, with the resulting Eligible RSUs eligible to vest as set forth in Section II below. A Performance Metric may be met before, on or following the Earliest Vesting Commencement Date set forth in the Performance Metrics Table for the applicable Tranche, provided that it is met during the Performance Period, with the resulting Eligible RSUs eligible to vest as set forth in Section II below.

For purposes of the Performance Metrics:

“120-Day VWAP” shall mean for each applicable Tranche, the Volume Weighted Average Price for any one hundred and twenty (120)-consecutive trading day period commencing on any day during the Performance Period and ending on or prior to the final day of the Performance Period.

“30-Day VWAP” shall mean for each applicable Tranche, the Volume Weighted Average Price for a thirty (30)-consecutive trading day period ending on the date on which the 120-Day VWAP is achieved for the applicable Tranche, but in any event on or prior to final day of the Performance Period.

“Volume Weighted Average Price” or “VWAP” means the quotient of (a) the sum of the Daily Total Dollar Volume for the designated period of trading days divided by (b) the sum of the total share trading volume of the Company’s common stock as reported on the Nasdaq Global Select Market for the designated period of trading days.

“Daily Total Dollar Volume” means the product of (a) the closing price of the Company’s common stock on a given trading day multiplied by (b) the corresponding day’s trading volume of the Company’s common stock, in each case as reported on the Nasdaq Global Select Market.

Any portion of the Award attributable to a Performance Metric that is not achieved (i) on or prior to the end of the Performance Period or (ii) prior to termination of Participant’s CEO Service (except in connection with a Change of Control (as defined below) as set forth in Section III below) shall automatically be forfeited.

II.	Vesting of Eligible RSUs — Satisfaction of Continuous CEO Service Requirement

The Eligible RSUs (as determined in Section I) shall vest, subject to Participant’s continuous CEO Service on the Certification Date and on the respective vesting dates, as follows:

(a)

Tranche 1 — With respect to Tranche 1 only, one hundred percent (100%) of the Eligible RSUs shall vest in four equal installments, with the first installment vesting on the first Designated Quarterly Vesting Date (as defined below) to occur on or following the Certification Date of the achievement of Tranche 1 and the remaining three installments vesting on each of the three following Designated Quarterly Vesting Dates.

(b)

Tranches 2, 3 and 4 — With respect to Tranches 2, 3 and 4 only, one hundred percent (100%) of the Eligible RSUs shall vest in four equal installments with the first installment vesting on the later to occur of (i) the Earliest Vesting Commencement Date or (ii) the first Designated Quarterly Vesting Date to occur on or following the Certification Date, and the remaining three installments vesting on each of the three following Designated Quarterly Vesting Dates.

The vesting schedules set forth in paragraphs (a) and (b) above (each, a “Time-Based Vesting Schedule”) shall be applied separately with respect to Eligible RSUs for each Tranche.

For purposes of this Agreement, the “Designated Quarterly Vesting Dates” shall mean July 1, October 1, January 1 and April 1.

In the event of the termination of Participant’s CEO Service (except as set forth in Section III below), any RSUs for which the applicable Performance Metric has not been achieved and which have not yet become Eligible RSUs pursuant to Section I shall automatically be forfeited upon such termination of Participant’s CEO Service.

If, upon termination of Participant’s CEO Service, Participant continues as an Employee (as defined in the Plan) of the Company, and so long as Participant continues as an Employee of the Company, any

Eligible RSUs outstanding as of the date that Participant transitions into a non-CEO employment role, shall continue to vest pursuant to the applicable Time-Based Vesting Schedule.

In the event Participant’s employment (whether as Chief Executive Officer or otherwise) terminates (except as set forth in Section III below), all then-unvested Eligible RSUs shall automatically be forfeited and all RSUs for which the applicable Performance Metric has not been achieved and which have not yet become Eligible RSUs pursuant to Section I shall automatically be forfeited upon such termination of Participant’s employment.

III.	Change of Control

Determination of Achievement in the Event of a Change of Control

Notwithstanding the foregoing Sections I and II above, in the event of a Change of Control (as defined in the Company’s Executive Severance Plan, adopted November 6, 2013, and Participant’s related Participation Agreement thereunder, as amended on May 30, 2018 (together, the “Severance Plan”)), the Performance Metric for any Tranche that has not yet been achieved and as a result the related Total Tranche RSUs have not yet become Eligible RSUs pursuant to Section I above as of immediately before the closing of the Change of Control shall be deemed achieved if the per Share price (plus the per Share fair market value of any other consideration) received by the Company’s stockholders in the Change of Control equals or exceeds the Target VWAP applicable to such Tranche (such resulting RSUs, the “COC Time-Based RSUs”).

Vesting in the Event of a Change of Control

The COC Time-Based RSUs (if any) shall vest, subject to Participant’s continuous CEO Service on the Closing Date and on the respective vesting dates, as follows

(a)

for Tranche 1, (i) twenty-five percent (25%) of the COC Time-Based RSUs shall vest on the closing date of the Change of Control (the “Closing Date”) (the “Tranche 1 COC First Vesting Date”) and (ii) seventy-five percent (75%) of the COC Time-Based RSUs shall vest in equal installments on each of the 3 quarterly anniversaries of Tranche 1 COC First Vesting Date;

(b)

for Tranche 2, (i) twenty-five percent (25%) of the COC Time-Based RSUs shall vest on the later of the Closing Date and July 1, 2023 (the “Tranche 2 COC First Vesting Date”) and (ii) seventy-five percent (75%) of the COC Time-Based RSUs shall vest in equal installments on each of the 3 quarterly anniversaries of Tranche 2 COC First Vesting Date;

(c)

for Tranche 3, (i) twenty-five percent (25%) of the COC Time-Based RSUs shall vest on the later of Closing Date and July 1, 2024 (the “Tranche 3 COC First Vesting Date”) and (ii) seventy-five percent (75%) of the COC Time-Based RSUs shall vest in equal installments on each of the 3 quarterly anniversaries of Tranche 3 COC First Vesting Date; and

(d)

for Tranche 4, (i) twenty-five percent (25%) of the COC Time-Based RSUs shall vest on the later of the Closing Date and July 1, 2025 (the “Tranche 4 COC First Vesting Date”) and (ii) seventy-five percent (75%) of the COC Time-Based RSUs shall vest in equal installments on each of the 3 quarterly anniversaries of Tranche 4 COC First Vesting Date.

The Eligible RSUs (if any) outstanding as of the Closing Date shall continue to vest pursuant to their Time-Based Vesting Schedule, as applicable, provided in Section II above.

To the extent a Performance Metric applicable to any Tranche is not achieved as a result of the Change of Control pursuant to the preceding provision, the related Total Tranche RSUs shall automatically be forfeited immediately prior to closing of the Change of Control.

Acceleration in the Event of a Change of Control

Notwithstanding the foregoing, in the event the Participant’s continuous CEO Service terminates as a result of an Involuntary Termination (as defined in Participant’s Severance Plan) at any time within the period beginning three (3) months before a Change of Control and ending twelve (12) months after a Change of Control, the unvested Eligible RSUs and unvested COC Time-Based RSUs shall be eligible for accelerated vesting as provided in the Participant’s Severance Plan (and for the avoidance doubt, this accelerated vesting shall not apply to any Tranche for which the Performance Metric has not been achieved) subject to Participant’s satisfaction of all terms and conditions in the Severance Plan, including, but not limited to delivery of a release of claims. If the Participant’s Service (whether as Chief Executive Officer or otherwise) terminates as a result of an Involuntary Termination prior to a Change of Control, any then-unvested portion of the Award that would otherwise forfeit upon such termination shall remain outstanding, but cease to continue vesting, for three (3) months following such termination (provided that in no event will the Award remain outstanding beyond the expiration of its maximum term) to permit the acceleration described above. In the event that a Change of Control is not completed during such three (3) month period, any unvested portion of the Award shall be automatically forfeited without having vested effective three (3) months following such termination. For the avoidance of doubt, the accelerated vesting provisions of the Severance Plan apply only (a) in the event of a Change of Control and (b) with respect to Eligible RSUs and COC Time-Based RSUs.

If the successor or acquiring corporation (if any) of the Company refuses to assume, convert, replace or substitute the Award in connection with a Change of Control, then notwithstanding any other provision in this Vesting Appendix, the Agreement, the Plan or the Severance Plan to the contrary, 100% of Participant’s Eligible RSUs and COC Time-Based RSUs shall accelerate and become vested effective immediately prior to the Change of Control.

IV.	Participant’s Waiver of Other Acceleration Benefits

By accepting this Award, the Participant hereby waives any acceleration rights the Participant may have with respect to this Award that may be contained in the Company’s employment offer letter to the Participant, the Severance Plan (except as specifically provided herein), any equity agreement by and between the Company and the Participant and any other agreement that specifically relates to accelerated vesting of any equity awards (collectively, the “Other Agreements”), other than any such rights contained in this Agreement. In the event of any conflict between this Agreement and the Other Agreements related to accelerated vesting of equity awards, the terms of this Agreement shall govern and control.

V.	Committee Determinations and Discretion — Achievement of Performance Metrics

Achievement of the Performance Metric for each Tranche and the resulting number of Eligible RSUs shall be determined, approved and certified by the Board of Directors of the Company (the “Board”) or the Leadership, Development, Inclusion and Compensation Committee of the Board (as applicable, the “Committee”), in either’s sole, good faith discretion (a “Certification” and the date of such Certification, the “Certification Date”). Separate Certifications may occur on separate dates with respect to the achievement of the Performance Metrics over time. Notwithstanding the foregoing, if the Performance Metric(s) are deemed achieved and the resulting COC Time-Based RSUs are determined in connection with a Change of Control pursuant to Section III, separate determination of achievement by the Committee shall not be required.

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award (and in a manner that will not provide Participant with any greater benefit or potential benefits than intended to be made available under the Award, other than as may be necessary solely to reflect changes resulting from any such aforementioned event), will adjust the Performance Metrics.

The Committee’s determination of the achievement of the Performance Metrics will be final, binding and conclusive on Participant.

VI.	Award Subject to Company Clawback or Recoupment

In the event of a Qualifying Financial Restatement (as defined below) which results in a decline in the trading price of the Company’s stock below the Target VWAP applicable to any Tranche of the Award that has been previously achieved, and, accordingly, any of the Performance Metrics that were previously Certified as achieved are subsequently determined to have not been achieved as a result of a Qualifying Financial Restatement, the Tranches of the Award that became Eligible RSUs as a result of the Certification (whether vested or unvested) will be subject to recoupment. In such case, the Board, in its discretion, may require the Participant to forfeit, reimburse or repay any portion of the Award that vested based on the original financial statement and related trading prices as compared to the portion of the Award that would have vested based on the Qualifying Financial Restatement and related trading prices. For purposes of this compensation recovery by the Company, the recoverable amount shall be the number of Eligible RSUs or COC Time Vested RSUs whether vested or unvested in excess of the number that should have been deemed Eligible RSUs or COC Time Vested RSUs based on the Qualifying Financial Restatement and related trading prices and, if such Eligible RSUs or COC Time Vested RSUs have been settled and sold, the recoverable amount shall be the sale proceeds received by Participant in respect of such excess number of RSUs. In all cases, the determination of amounts to be recovered shall be calculated net of any taxes paid. For purposes of this Award, a “Qualifying Financial Restatement” means a restatement of the Company’s financial statements previously filed with the SEC (a) occurring as a result of material noncompliance with financial reporting requirements under applicable law and (b) the undertaking of which is determined necessary by the Company within the time period beginning on the Date of Grant and ending December 31, 2028.

In addition to the Company’s right to repayment pursuant to the preceding paragraph, the Award shall also be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board as required by law during the term of Participant’s CEO Service or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Award (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Award.

VII.	Settlement

Notwithstanding anything to the contrary in this Notice, the Agreement or the Plan, settlement of the RSUs and any tax withholding obligations may be paid only by a “broker-assisted” or “same-day sale” (as described in Section 5(b)(ii) of the Agreement), unless the Committee determines otherwise in advance of the Tax-Related Items withholding event.

AMYRIS, INC.

2020 EQUITY INCENTIVE PLAN

GLOBAL PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined in this Global Performance Restricted Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the Amyris, Inc. 2020 Equity Incentive Plan (the “Plan”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Global Notice of Performance Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan shall prevail.

1.    Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the Vesting Schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.

2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

3.    Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

4.    Termination. Except as may otherwise be provided in the Vesting Appendix, if Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company forthwith, and all rights of Participant to such RSUs will immediately terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) as of the date Participant is no longer actively providing services and Participant’s Service will not be extended by any notice period (e.g., Participant’s Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s Service status changes and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be actively providing Services while on a leave of absence).

5.    Taxes.

(a)    Responsibility for Taxes. Participant acknowledges that, to the extent permitted by law, regardless of any action taken by the Company or a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the

Employer, if any. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN EACH OF THE JURISDICTIONS, INCLUDING COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.

(b)    Withholding. Prior to any relevant taxable or tax withholding event, as applicable, to the extent permitted by applicable law, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to fulfill all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate;

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)	withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); and/or

(v)	any other arrangement approved by the Committee and permitted under applicable law;

all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event and unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (ii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s) in which case Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of

Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

6.    Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)    all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)    Participant is voluntarily participating in the Plan;

(e)    the RSUs and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Parent, Subsidiary or Affiliate and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);

(f)    the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)    the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate;

(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and

(k)    neither the Company, the Employer nor any Parent, Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

7.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

8.    Data Privacy. The Company is located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, USA, and grants RSUs under the Plan to employees and directors of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of RSUs under the Plan and its ongoing administration of such RSUs, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of this RSU, Participant expressly and explicitly consents to the personal data activities as described herein.

(a)    Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about Participant, specifically, Participant’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for the collection, processing and use of Participant’s Data is Participant’s consent.

(b)    Stock Plan Administration Service Providers. The Company and the Employer transfer Participant’s Data to E*TRADE Financial Services or any of its successor or other third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of RSUs granted under the Plan (collectively, the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Participant’s Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for Participant to receive and trade Shares acquired under the Plan. Participant will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of Participant’s ability to participate in the Plan.

(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. Participant should note that Participant’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of Participant’s Data to the United States of America is Participant’s consent.

(d)    Voluntariness and Consequences of Consent, Denial or Withdrawal. Participant’s participation in the Plan and Participant’s grant of consent hereunder is purely voluntary. Participant may deny or withdraw his or her consent at any time. If Participant does not consent, or if Participant later withdraws his or her consent, Participant may be unable to participate in the Plan. This would not affect Participant’s existing employment or salary; instead, Participant merely may forfeit the opportunities associated with participation in the Plan.

(e)    Data Retention. Participant understands that Participant’s Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. When the Company no longer needs Participant’s Data, the Company will remove it from its systems. If the Company retains Participant’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.

(f)    Data Subject Rights. Participant understands that Participant may have the right under applicable law to (i) access or copy Participant’s Data that the Company possesses, (ii) rectify incorrect Data concerning Participant, (iii) delete Participant’s Data, (iv) restrict processing of Participant’s Data, or (v) lodge complaints with the competent supervisory authorities in Participant’s country of residence. To receive clarification regarding these rights or to exercise these rights, Participant understands that Participant can contact the Company’s or the Employer’s human resources representative by email at privacy@Amyris.com or by writing to the following address: Amyris, Inc., 5885 Hollis St, Suite 100, Emeryville, CA 94608; Attention: Privacy Administrator. Company will process Participant’s requests related to these rights as the law allows, which means in some cases there may be legal or other official reasons that Company may not be able to address the specific request related to Participant’s rights to protect Participant’s privacy. Company will take steps to verify Participant identity before fulfilling any such request.

9.    Language. Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement or any other document related to the RSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

10.    Appendix. Notwithstanding any provisions in this Agreement, the RSUs will be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

11.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

13.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

14.    Compliance with Laws  and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

15.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

16.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of San Mateo. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

17.    No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever any right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.

18.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.

19.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, the broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., RSUs), or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

20.    Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan. Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.

21.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

Addendum B

AMYRIS, INC.

2020 EQUITY INCENTIVE PLAN

(As amended July [26]1, 2021)

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.    SHARES SUBJECT TO THE PLAN.

2.1.    Number of Shares Available. Subject to Section 2.4, Section 2.6 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is comprised of (a) 9,896,751 Shares reserved for grant under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) on the Effective Date that were not subject to outstanding grants on the Effective Date, (b) 2,750,000 Shares added pursuant to amendment of the Plan on July 26, 2021, (c) Shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (d) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (e) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (f) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2.    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3.    Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.    Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on January 1 for each of the calendar years during the term of the Plan by the lesser of (a) five percent (5%) of all classes of the Company’s common stock outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

[1]	Note: Subject to approval by the Company’s stockholders.

2.5.    ISO Limitation. No more than Thirty Million (30,000,000) Shares shall be issued pursuant to the exercise of ISOs (as defined below) under the Plan.

2.6.    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 and (e) the maximum number of Shares that may be issued to an individual in any one calendar year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than four (4,000,000) million Shares in any calendar year under this Plan pursuant to the grant of Awards.

4.    ADMINISTRATION.

4.1.    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

a.    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

b.    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

c.    select persons to receive Awards;

d.    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

e.    determine the number of Shares or other consideration subject to Awards;

f.    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

g.    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

h.    grant waivers of Plan or Award conditions;

i.    determine the vesting, exercisability and payment of Awards;

j.    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

k.    determine whether an Award has been vested and/or earned;

l.    determine the terms and conditions of any, and to institute any Exchange Program;

m.    reduce, waive or modify any criteria with respect to Performance Factors;

n.    adjust Performance Factors;

o.    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

p.    exercise discretion with respect to Performance Awards;

q.    make all other determinations necessary or advisable for the administration of this Plan; and

r.    delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.

4.2.    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4.    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors or any Parent, Subsidiary or Affiliate and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.    Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant ~~on the~~ date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

a.    Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

b.    Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

c.    Cause. If the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7.    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a

Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.    STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.    STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1.    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.    RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1.    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.    PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.    Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

a.    Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

b.    Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

c.    Cash-Settled Performance Awards. The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2.    Terms of Performance Awards. Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.    PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

a.    by cancellation of indebtedness of the Company to the Participant;

b.    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

c.    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

d.    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

e.    by any combination of the foregoing; or

f.    by any other method of payment as is permitted by applicable law.

12.    GRANTS TO NON-EMPLOYEE DIRECTORS.

a.    Grant and Eligibility. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $500,000 in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted, or cash compensation paid, to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.1. Awards under the Plan may be granted to Non-Employee Directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

b.    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.    WITHHOLDING TAXES.

a.    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

b.    Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14.    TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a

Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

a.    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

b.    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.    CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may not pursuant to an Exchange Program or otherwise (a) reprice Options or SARs, and (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.    CORPORATE TRANSACTIONS.

a.    Assumption or Replacement of  Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, a payment in cash or the right to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction. Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested at 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.

If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration. Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and shall be final and binding on each applicable Participant.

b.    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

c.    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years thereafter. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.    INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

a.    “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

b.    “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

c.    “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

d.    “Board” means the Board of Directors of the Company.

e.    “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (b) unauthorized disclosure or use of the Company’s confidential or proprietary information or trade secrets, (c) misappropriation of a business opportunity of the Company, (d) materially aiding Company competitor, (e) a conviction or plea of nolo contendere to a felony or crime involving moral turpitude, (f) failure or refusal to attend to the duties or obligations of the

Participant’s position (g) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (h) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

f.    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

g.    “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

h.    “Company” means Amyris, Inc., a Delaware corporation, or any successor corporation.

i.    “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

j.    “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

k.    “Director” means a member of the Board.

l.    “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

m.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

n.    “Effective Date” means June 22, 2020.

o.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

p.    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

q.    “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced, each as described in Section 18.

r.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

s.    “Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:

i.    if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.    if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

iii.    by the Board or the Committee in good faith.

t.    “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

u.    “IRS” means the United States Internal Revenue Service.

v.    “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

w.    “Option” means an Award as defined in Section 5 and granted under the Plan.

x.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

y.    “Participant” means a person who holds an Award under this Plan.

z.    “Performance Award” means an Award as defined in Section 10 and granted under the Plan.

aa.    “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

a.    Profit Before Tax;

b.    Sales;

c.    Expenses;

d.    Billings;

e.    Revenue;

f.    Net revenue;

g.    Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

h.    Operating income;

i.    Operating margin;

j.    Operating profit;

k.    Controllable operating profit, or net operating profit;

l.    Net Profit;

m.    Gross margin;

n.    Operating expenses or operating expenses as a percentage of revenue;

o.    Net income;

p.    Earnings per share;

q.    Total stockholder return;

r.    Market share;

s.    Return on assets or net assets;

t.    The Company’s stock price;

u.    Growth in stockholder value relative to a pre-determined index;

v.    Return on equity;

w.    Return on invested capital;

x.    Cash Flow (including free cash flow or operating cash flows);

y.    Balance of cash, cash equivalents and marketable securities;

z.    Cash conversion cycle;

aa.    Economic value added;

ab.    Individual confidential business objectives;

ac.    Contract awards or backlog;

ad.    Overhead or other expense reduction;

ae.    Credit rating;

af.    Completion of an identified special project;

ag.    Completion of a joint venture or other corporate transaction;

ah.    Strategic plan development and implementation;

ai.    Succession plan development and implementation;

aj.    Improvement in workforce diversity;

ak.    Employee satisfaction;

al.    Employee retention;

am.    Customer indicators and/or satisfaction;

an.    New product invention or innovation;

ao.    Research and development expenses;

ap.    Attainment of research and development milestones;

aq.    Improvements in productivity;

ar.    Bookings;

as.    Working-capital targets and changes in working capital;

at.    Attainment of operating goals and employee metrics; and

au.    Any other metric as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

ab.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

ac.    “Performance Share” means an Award as defined in Section 10 and granted under the Plan.

ad.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

ae.    “Performance Unit” means an Award as defined in Section 10 and granted under the Plan.

af.    “Plan” means this Amyris, Inc. 2020 Equity Incentive Plan.

ag.    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

ah.    “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan (or issued pursuant to the early exercise of an Option).

ai.    “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

aj.    “SEC” means the United States Securities and Exchange Commission.

ak.    “Securities Act” means the United States Securities Act of 1933, as amended.

al.    “Service” means service as an Employee, Consultant (upon approval by the Committee), Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. A change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will terminate a Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

am.    “Shares” means shares of the common stock of the Company.

an.    “Stock Appreciation Right” means an Award as defined in Section 8 and granted under the Plan.

ao.    “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

ap.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

aq.    “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

ar.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/AMRS Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-834-5365 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Amyris, Inc. Special Meeting of Stockholders For Stockholders as of June 04, 2021 TIME: Monday, July 26, 2021 2:00 PM, Pacific Time PLACE: Virtual Meeting: Please visit www.proxydocs.com/AMRS for registration details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Melo, Nicole Kelsey and Bruna Lawant, (Named Proxies) and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Amyris, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Amyris, Inc. Special Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. Approval of (x) issuance of 6,000,000 performance-vesting restricted stock units to our CEO (CEO FOR PSU) based on achievement of four specified stock price performance metrics over a four-year period and (y) one-time waiver of annual per-person award limit under the 2020 Equity Incentive Plan for the CEO PSU. 2. Approval of amendment to 2020 Equity Incentive Plan to increase the authorized shares by FOR 2,750,000 shares, subject to approval of Proposal 1 above. 3. adjournments To act upon such or postponements other matters as thereof. may properly come before the Special Meeting or any To attend the meeting, you must pre-register at www.proxydocs.com/AMRS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card. Signature (and Title if applicable) Date Signature (if held jointly) Date